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EXHIBIT 2

                            ASSET PURCHASE AGREEMENT

                                  By and Among

                           SOLUTION TECHNOLOGIES, INC.

                                 (the "Seller")

                                       and

                                  LARRY A. PUTT
                              JOHN F. JURASITS, JR.
                              NOTARFRANCESCO TRUST
                                   PUTT TRUST
                              C. JURASITS TRUST and
                                D. JURASITS TRUST

                                 (the "Owners")

                                       and

                METRO INFORMATION SERVICES OF PENNSYLVANIA, INC.

                                  (the "Buyer")

                                       and

                        METRO INFORMATION SERVICES, INC.
                                    ("Metro")

                            Dated as of March 1, 1999
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1     PURCHASE AND SALE OF PROPERTIES AND ASSETS.......................2
         1.1  ASSETS...........................................................2
              1.1.1      TANGIBLE PERSONAL PROPERTY............................2
              1.1.2      REAL PROPERTY.........................................2
              1.1.3      CONTRACTS.............................................2
              1.1.4      ACCOUNTS RECEIVABLE...................................3
              1.1.5      INTANGIBLE PROPERTY...................................3
              1.1.6      FILES AND RECORDS.....................................3
              1.1.7      CLAIMS................................................3
              1.1.8      PREPAID ITEMS.........................................3
              1.1.9      GOODWILL..............................................3
              1.1.10     BIDS -REQUESTS FOR PROPOSALS..........................3
              1.1.11     FRANCHISES, PERMITS...................................3
         1.2  EXCLUDED ASSETS..................................................4
              1.2.1      INSURANCE.............................................4
              1.2.2      DUPLICATE RECORDS.....................................4
              1.2.3      CORPORATE RECORDS.....................................4
              1.2.4      EMPLOYEE PERSONAL PROPERTY............................4
              1.2.5      CASH AND INVESTMENTS..................................4
              1.2.6      ACCOUNTS RECEIVABLE...................................4
              1.2.7      VEHICLES..............................................4
              1.2.8      WRITTEN OFF ACCOUNTS RECEIVABLE.......................4
              1.2.9      INSURANCE REFUND......................................4
              1.2.10     SALES TAX REFUNDS.....................................4
              1.2.11     INCOME TAX REFUND.....................................5
         1.3  LIABILITIES......................................................5
              1.3.1      SECURITY INTERESTS....................................5
              1.3.2      ASSUMED LIABILITIES...................................5
              1.3.3      EXCLUDED LIABILITIES..................................6
              1.3.4      RETAINED OBLIGATIONS OF THE SELLER....................6
         1.4  PURCHASE PRICE, PAYMENT, AND ALLOCATION..........................6
              1.4.1      PURCHASE PRICE........................................6
              1.4.2      METHOD OF PAYMENT....................................10
              1.4.3      ALLOCATION OF PURCHASE PRICE.........................10
              1.4.4      COMPUTATION OF EARN OUT..............................10
              1.4.5      MATTERS RESERVED FOR JOINT DECISION..................15
         1.5  CLOSING.........................................................15

ARTICLE 2     REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE OWNERS.....16
         2.1  CORPORATE STATUS................................................16


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                                TABLE OF CONTENTS (CONTINUED)

                                                                            Page

         2.2  NO OPTIONS......................................................16
         2.3  CORPORATE ACTION................................................16
         2.4  NO DEFAULTS.....................................................16
         2.5  CONTRACTS, LEASES, AGREEMENTS AND OTHER COMMITMENTS.............17
         2.6  BREACH..........................................................17
         2.7  FINANCIAL INFORMATION...........................................17
              2.7.1      FINANCIAL STATEMENTS.................................17
              2.7.2      ACCOUNTS RECEIVABLES.................................18
         2.8  LIABILITIES.....................................................18
         2.9  TAXES...........................................................18
         2.10 LICENSES........................................................19
         2.11 BUSINESS OPERATIONS.............................................19
         2.12 APPROVALS AND CONSENTS..........................................19
         2.13 CONDITION OF ASSETS.............................................19
              2.13.1     ALL ASSETS...........................................19
              2.13.2     TANGIBLE PERSONAL PROPERTY...........................19
              2.13.3     GOOD TITLE...........................................20
         2.14 LEASED REAL PROPERTY............................................20
              2.14.1     LEASES...............................................20
              2.14.2     INTERESTS............................................20
              2.14.3     ALL LEASES...........................................20
              2.14.4     GOOD TITLE...........................................20
         2.15 ENVIRONMENTAL MATTERS...........................................21
              2.15.1     ENVIRONMENTAL STUDIES................................21
         2.16 COMPLIANCE WITH LAW AND REGULATIONS.............................21
         2.17 INSURANCE.......................................................22
         2.18 LABOR, EMPLOYMENT CONTRACTS AND BENEFIT PROGRAMS................22
              2.18.1     NO COLLECTIVE BARGAINING AGREEMENTS; WORK AGREEMENTS.22
              2.18.2     EMPLOYEE MANUALS.....................................22
              2.18.3     COMPLIANCE...........................................23
              2.18.4     EMPLOYEE PLANS.......................................23
              2.18.5     ERISA COMPLIANCE.....................................23
              2.18.6     NO MULTI-EMPLOYER PLANS..............................24
              2.18.7     EMPLOYEES............................................24
              2.18.8     INDEPENDENT CONTRACTORS..............................24
         2.19 LITIGATION......................................................24
         2.20 INTANGIBLE PROPERTY.............................................24
         2.21 BULK SALES......................................................25
         2.22 BROKERS.........................................................25
         2.23 CONFLICTING INTERESTS...........................................25
         2.24 MATTERS ARISING AFTER THE INTERIM BALANCE SHEET DATE............25
         2.25 YEAR 2000 COMPLIANCE............................................26
         2.26 DISCLOSURE......................................................26

ARTICLE 3     REPRESENTATIONS AND WARRANTIES OF THE BUYER AND METRO...........26
         3.1  STATUS..........................................................26


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                                TABLE OF CONTENTS (CONTINUED)

                                                                            Page

         3.2  NO DEFAULTS.....................................................26
         3.3  CORPORATE ACTION................................................27
         3.4  BROKERS.........................................................27
         3.5  LITIGATION......................................................27
         3.6  CONSENTS........................................................27
         3.7  COMPLIANCE WITH LAWS............................................27
         3.8  FULL DISCLOSURE.................................................27
         3.9  FINANCIAL CAPABILITY............................................27

ARTICLE 4     COVENANTS OF THE SELLER AND THE OWNERS PENDING THE CLOSING......28
         4.1  OPERATIONS OF THE BUSINESS......................................28
              4.1.1      BEST EFFORTS.........................................28
              4.1.2      CURRENT STATEMENTS...................................28
              4.1.3      PRESERVE BUSINESS....................................28
              4.1.4      ASSETS IN GOOD REPAIR................................28
         4.2  PROHIBITED ACTIONS..............................................29
         4.3  NO DISTRIBUTIONS OR PAYMENTS....................................29
         4.4  ACCESS TO FACILITIES, FILES AND RECORDS.........................29
         4.5  REPRESENTATIONS AND WARRANTIES..................................30
         4.6  CONSENTS........................................................30
         4.7  NOTICE OF PROCEEDINGS...........................................30
         4.8  CONSUMMATION OF AGREEMENT.......................................30

ARTICLE 5     COVENANTS OF THE BUYER AND METRO PENDING THE CLOSING............31
         5.1  REPRESENTATIONS AND WARRANTIES..................................31
         5.2  CONSUMMATION OF AGREEMENT.......................................31
         5.3  NOTICE OF PROCEEDINGS...........................................31
         5.4  CONTRACTS NOT TO BE ASSUMED.....................................31

ARTICLE 6     CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND THE OWNERS......32
         6.1  REPRESENTATIONS, WARRANTIES AND COVENANTS.......................32
              6.1.1      REPRESENTATIONS TRUE.................................32
              6.1.2      BUYER AND METRO COMPLIANCE...........................32
              6.1.3      CERTIFICATE OF THE BUYER.............................32
              6.1.4      OTHER DOCUMENTS......................................32
         6.2  PROCEEDINGS.....................................................32
              6.2.1      NO INJUNCTION........................................32
              6.2.2      POSTPONEMENT.........................................32
         6.3  DELIVERIES......................................................32
         6.4  OPINIONS OF COUNSEL.............................................33
         6.5  OTHER CONSENTS..................................................33

ARTICLE 7     CONDITIONS TO THE OBLIGATIONS OF THE BUYER AND METRO............33
         7.1  REPRESENTATIONS, WARRANTIES AND COVENANTS.......................33


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                                TABLE OF CONTENTS (CONTINUED)

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              7.1.1      REPRESENTATIONS TRUE.................................33
              7.1.2      SELLER'S PERFORMANCE.................................33
              7.1.3      SELLER'S CERTIFICATES................................33
              7.1.4      OTHER DOCUMENTS......................................33
         7.2  PROCEEDINGS.....................................................33
              7.2.1      NO INJUNCTION........................................33
              7.2.2      POSTPONEMENT.........................................34
         7.3  LIENS RELEASED..................................................34
         7.4  DELIVERIES......................................................34
         7.5  OPINIONS OF COUNSEL.............................................34
         7.6  OTHER CONSENTS..................................................34
         7.7  REVISED SCHEDULES...............................................34
         7.8  NO MATERIAL CHANGE IN BUSINESS OR ASSETS........................34
         7.9  PRELIMINARY CLOSING BALANCE SHEET...............................34

ARTICLE 8     ITEMS TO BE DELIVERED AT THE CLOSING............................35
         8.1  DELIVERIES BY THE SELLER........................................35
              8.1.1      BILLS OF SALE........................................35
              8.1.2      BOARD RESOLUTIONS....................................35
              8.1.3      OFFICER'S CERTIFICATE................................35
              8.1.4      OPINIONS.............................................35
              8.1.5      NONCOMPETITION AGREEMENTS............................35
              8.1.6      MANAGEMENT AGREEMENTS................................35
              8.1.7      ASSUMED LIABILITIES SCHEDULE.........................35
              8.1.8      ACCOUNTS RECEIVABLE..................................35
              8.1.9      AMENDMENTS TO RELATED PARTY REAL PROPERTY LEASES.....36
         8.2  DELIVERIES BY THE BUYER.........................................36
              8.2.1      PURCHASE PRICE.......................................36
              8.2.2      ASSUMPTION AGREEMENTS................................36
              8.2.3      RESOLUTIONS..........................................36
              8.2.4      OFFICERS' CERTIFICATE................................36
              8.2.5      OPINIONS.............................................36
              8.2.6      NONCOMPETITION AGREEMENTS............................36
              8.2.7      MANAGEMENT AGREEMENTS................................36
              8.2.8      STOCK OPTION PLAN....................................36

ARTICLE 9     SURVIVAL; INDEMNIFICATION; EMPLOYEES............................37
         9.1  SURVIVAL........................................................37
         9.2  BASIC PROVISION.................................................37
              9.2.1      BUYER INDEMNITEES....................................37
              9.2.2      SELLER INDEMNITEES...................................37
         9.3  DEFINITION OF DEFICIENCIES......................................37
              9.3.1      DEFICIENCIES FOR THE BUYER...........................37
              9.3.2      DEFICIENCIES FOR THE SELLER..........................38
         9.4  PROCEDURES FOR ESTABLISHMENT OF DEFICIENCIES....................39
              9.4.1      CLAIM ASSERTED.......................................39
              9.4.2      NOTICE...............................................39


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                                TABLE OF CONTENTS (CONTINUED)

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              9.4.3      AGREEMENT............................................39
         9.5  PAYMENT OF DEFICIENCIES.........................................39
         9.6  LIMITATION ON DEFICIENCIES......................................40
         9.7  LEGAL EXPENSES..................................................40

ARTICLE 10    MISCELLANEOUS...................................................40
         10.1 TERMINATION OF AGREEMENT........................................40
         10.2 LIABILITIES ON TERMINATION OR BREACH............................40
         10.3 EXPENSES........................................................41
         10.4 REMEDIES CUMULATIVE.............................................41
         10.5 PRESERVATION OF RECORDS.........................................41
         10.6 NON-ASSIGNABLE CONTRACTS........................................41
         10.7 FURTHER ASSURANCES..............................................42
         10.8 RISK OF LOSS....................................................42
         10.9 EMPLOYEES.......................................................42

ARTICLE 11    GENERAL PROVISIONS..............................................43
         11.1 SUCCESSORS AND ASSIGNS..........................................43
         11.2 AMENDMENTS; WAIVERS.............................................43
         11.3 NOTICES.........................................................43
         11.4 CAPTIONS........................................................45
         11.5 GOVERNING LAW...................................................45
         11.6 ENTIRE AGREEMENT................................................45
         11.7 EXECUTION: COUNTERPARTS AND FACSIMILE...........................45
         11.8 GENDER AND NUMBER...............................................45
         11.9 THIRD-PARTY BENEFICIARIES.......................................45
         11.10 SELLER'S NAME..................................................45


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                            ASSET PURCHASE AGREEMENT

            This ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of March 1, 1999, by and among SOLUTION TECHNOLOGIES, INC. a Pennsylvania corporation ("STI" or the "Seller"), LARRY A. PUTT ("Larry") and JOHN F. JURASITS, JR. ("Jack"), each an adult individual residing in Camp Hill, Pennsylvania, that certain IRREVOCABLE TRUST made on November 4, 1998, between LARRY ALLEN PUTT and EVELYN JEAN PUTT, for the benefit of ELIZABETH JANE NOTARFRANCESCO, the co-trustees being JAMES L. PUTT and EVELYN JEAN PUTT (the "Notarfrancesco Trust"), that certain IRREVOCABLE TRUST made on November 4, 1998, between LARRY ALLEN PUTT and EVELYN JEAN PUTT for the benefit of LAURI ANN PUTT, the co-trustees being JAMES L. PUTT and EVELYN JEAN PUTT (the "Putt Trust"), that certain IRREVOCABLE TRUST made on November 4, 1998, between JOHN
F. JURASITS, JR. and DEBORAH R. JURASITS for the benefit of CORY J. JURASITS, the trustee being JOHN F. JURASITS, SR. (the "C. Jurasits Trust"), and that certain IRREVOCABLE TRUST made on November 4, 1998, between JOHN F. JURASITS, JR. and DEBORAH R. JURASITS for the benefit of DANA M. JURASITS, the trustee being JOHN F. JURASITS, SR. (the "D. Jurasits Trust") (collectively the "Owners" and sometimes individually the "Owner"), and METRO INFORMATION SERVICES OF PENNSYLVANIA, INC., a Virginia corporation (the "Buyer") and METRO INFORMATION SERVICES, INC., a Virginia corporation ("Metro"). The Owners and the Seller shall be collectively referred to as the "Seller Group."

                                    RECITALS

            A. The Seller owns and operates an information technology consulting services and personnel staffing business (the "Business") with its principal office located in Camp Hill, Pennsylvania, and branch offices located in Altoona and Pittsburgh, Pennsylvania, Hagerstown, Maryland, Lenexa, Kansas and Charlotte, North Carolina;

            B. The Seller owns certain assets used or held for use in connection with the operation of the Business;

            C. The Owners own all of the issued and outstanding shares of capital stock of the Seller;

            D. Metro owns all of the issued and outstanding shares of capital stock of the Buyer; and

            E. The Seller desires to sell, assign and transfer to the Buyer the Business and all of the assets used therein, the Buyer desires to purchase from the Seller the Business and all of the assets used therein and Metro desires to guarantee the performance of the Buyer's obligations hereunder, all under the terms and conditions described herein.

            NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants herein contained, and for other good and valuable


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consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties intending to be legally bound, agree as follows:

                                   ARTICLE 1

                   PURCHASE AND SALE OF PROPERTIES AND ASSETS

            1.1 ASSETS. The Seller agrees to sell to the Buyer and the Buyer agrees to purchase all properties and assets, real, personal and mixed, tangible and intangible, of every type and description, wherever located (except for Excluded Assets as defined in Section 1.2) that are owned or leased by the Seller and used or held for use in the Business, including, without limitation, the property and assets which are acquired by the Seller through the Closing Date (collectively, the "Assets"). Without limiting the foregoing, the Assets shall include the following, except to the extent that any of the following are included within the Excluded Assets:

                  1.1.1 TANGIBLE PERSONAL PROPERTY. All equipment, electrical devices, computers and computer equipment, furniture, fixtures, office materials and supplies, hardware, tools, spare parts and other tangible personal property owned or leased by the Seller, including, without limitation the tangible personal property described on SCHEDULE 1.1.1 attached (collectively, the "Tangible Personal Property").

                  1.1.2 REAL PROPERTY. All the Seller's interests in the leaseholds, licenses, rights-of-way and other interests of every kind and description in and to real property, buildings thereon and improvements thereto, including, without limitation, the real estate interests listed and described on
SCHEDULE 1.1.2 attached (collectively, the "Leased Real Property").

                  1.1.3 CONTRACTS. All Contracts (as defined below) with clients or customers of the Business and its operations or pursuant to which the Seller may generate revenue are Material Contracts (as defined below) and are listed and described on SCHEDULE 1.1.3-1 attached (the "Client Contracts"), all Contracts with third-party vendors or other persons from which the Seller receives goods or services listed and described on SCHEDULE 1.1.3-2 attached (the "Vendor Contracts") and all other Contracts to which the Seller is a party listed and described on SCHEDULE 1.1.3-3 attached and Work Agreements (as defined below) with employees and independent contractors listed and described on SCHEDULE 2.18.1 attached (the "Other Contracts"). As used in this Agreement, the term "Material Contract" means any unexpired agreement, arrangement, commitment or understanding, written or oral, to which the Seller is a party or by which the Seller is bound and which (a) is a Client Contract, (b) is a Work Agreement with an information technology consultant, (c) is not terminable without penalty on thirty (30) days' notice or less or (d) involves aggregate payments after Closing to or by the Buyer in excess of $2,500. All other contracts are "Non-Material Contracts" and shall be included in the Assets, provided the aggregate liability to the Buyer under all such Contracts shall not exceed $25,000. Except as disclosed on SCHEDULE 1.1.3-1, SCHEDULE 1.1.3-2 or
SCHEDULE 1.1.3-3 (collectively, the "Contract Schedules"), each Contract may be assigned by the Seller to the Buyer without the consent of any party. The Client Contracts, the


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Vendor Contracts, the Other Contracts and the Non-Material Contracts included in the Assets under this Section 1.1.3 shall be collectively called the "Contracts" and individually a "Contract."

                  1.1.4 ACCOUNTS RECEIVABLE. All accounts and notes receivable, billed and unbilled notes receivable, other receivables, uninvoiced contract fees and work in progress (collectively, the "Accounts Receivable").

                  1.1.5 INTANGIBLE PROPERTY. The names "Solution Technologies, Inc." and "Solution Center" and all trademarks, trade names, service marks, copyrights, franchises, patents, jingles, slogans, logotypes and other intangible rights, data bases, electronic information, software (whether purchased or developed by the Seller), software licenses, owned or licensed and used or held for use by the Seller as of the date of this Agreement, including, without limitation, all of those listed and described on SCHEDULE 1.1.5 attached (collectively, the "Intangible Property").

                  1.1.6 FILES AND RECORDS. All files and other records of the Seller relating to the Business (other than duplicate copies of such files, hereinafter "Duplicate Records") including, without limitation, all books, files, correspondence, studies, reports, projections, schematics, blueprints, engineering data, customer, client, consultant and candidate lists, reports, specifications, projections, statistics, creative materials, mats, plates, negatives and other advertising, marketing or related materials, and all other business, technical and financial information regardless of the media on which stored.

                  1.1.7 CLAIMS. Any and all of the Seller's claims and rights against third parties relating to the Business, including, without limitation, all rights under manufacturers' and vendors' warranties, and all deposits, refunds, rights to recovery and rights of setoff and recoupment (collectively, the "Claims").

                  1.1.8 PREPAID ITEMS. All prepaid expenses and prepaid AD VALOREM taxes (which shall be prorated, if applicable, as provided in Section 1.4.1.4) and rent and utility deposits.

                  1.1.9 GOODWILL. All of the Seller's and the Owners' goodwill in, and going concern value of, the Business.

                  1.1.10 BIDS - REQUESTS FOR PROPOSALS. All rights of the Seller under any bids, requests for proposals or similar rights ("Proposals"), whether such Proposals are made by or to the Seller; provided, however, the Buyer is under no obligation to accept or assume any Proposal made to the Seller and not accepted by the Seller, as of the Closing. SCHEDULE 1.1.10 contains a list of all Proposals as of the date of this Agreement. The Seller shall not accept any Proposal other than in the ordinary course of the Business on a time and materials basis after the date of this Agreement without the written consent of the Buyer.

                  1.1.11 FRANCHISES, PERMITS. All franchises, approvals, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies.


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            1.2 EXCLUDED ASSETS. The following assets of the Company, to the extent in existence on the Closing Date (collectively, the "Excluded Assets"), shall be retained by the Seller or transferred to the Owners:

                  1.2.1 INSURANCE. All contracts of life insurance on the lives of Larry or Jack, including any cash surrender value or prepaid premiums with respect thereto; provided, however, the Owners shall remain liable for any loans against any insurance policies.

                  1.2.2 DUPLICATE RECORDS. All Duplicate Records.

                  1.2.3 CORPORATE RECORDS. The minute books, stock books, shareholder lists and similar corporate records of the Seller.

                  1.2.4 EMPLOYEE PERSONAL PROPERTY. Any personal property with a value in excess of Five Hundred Dollars ($500) listed on SCHEDULE 1.2.4 attached which is located at the Seller's offices but is owned by any employee of the Seller.

                  1.2.5 CASH AND INVESTMENTS. All of the Seller's cash on hand or in bank accounts and any other cash equivalents including, without limitation, certificates of deposit, commercial paper, treasury bills, or money market accounts, except as necessary to attain a Closing Book Value of not less than Two Million Three Hundred Thousand Dollars ($2,300,000).

                  1.2.6 ACCOUNTS RECEIVABLE. All receivables of the Seller due from any Owner or any Affiliate, hereinafter defined, of either Seller or any current or former officer, employee or director of the Seller and any notes or written obligations reflecting any obligation of any such related party to the Seller as of the Closing Date (the "Related Party Receivables") excepting however, any Related Party Receivables not in excess of $30,456, as set forth in
SCHEDULE 1.2.6 attached, the obligations of which were made in the ordinary course of business and are due and owing from current employees for the purchase and financing of computers or overdrawn account managers and recruiters currently employed by Seller.

                  1.2.7 VEHICLES. All vehicles owned or leased by Seller.

                  1.2.8 WRITTEN OFF ACCOUNTS RECEIVABLE. All Accounts Receivable owed by Underwriters and Administrators, Inc. and Clark Accountants which have been written off by Seller, and all Accounts Receivable which are written off, and deemed uncollectible by KPMG in preparing the Closing Balance Sheet, in excess of the reserve of $30,000.

                  1.2.9 INSURANCE REFUND. All refunds and rebates due and owing on account of the Blue Cross/Blue Shield rate stabilization fund.

                  1.2.10 SALES TAX REFUNDS. Any and all refunds due and owing from Seller's customers and/or the Pennsylvania Department of Revenue in connection with the sales tax audit for the period January 1, 1995 through March 31, 1998, provided that Seller shall take no action to collect any such refund from a customer which will have a negative impact on Buyer's relationship


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with a customer and, in all events, will take no action against a customer of
Buyer for such refund after the Earnout Period.

                  1.2.11 INCOME TAX REFUND. Any and all income tax refunds due and owing to the Seller for the fiscal years ending on or before December 31, 1999.

            1.3 LIABILITIES.

                  1.3.1 SECURITY INTERESTS. The Assets shall be sold and conveyed to the Buyer free and clear of all mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, defects in title and encumbrances of any kind or type whatsoever (collectively, the "Security Interests") except for: (a) the Security Interests disclosed on
SCHEDULE 1.3.1, all of which will be paid in full by Seller and released at or before Closing unless otherwise indicated on SCHEDULE 1.3.1; (b) liens for taxes, other than state, federal or local income taxes and other taxes of the Seller that do not relate to the Assets, not yet due and payable, accruing before the Closing Date; (c) the obligations of the Seller arising after Closing which the Buyer has agreed to assume under the Contracts described in Section 1.1.3; and (d) the Assumed Liabilities described in Section 1.3.2. The Security Interests referred to in the foregoing clauses (a)-(d) are collectively referred to herein as "Permitted Encumbrances."

                  1.3.2 ASSUMED LIABILITIES. Except as otherwise provided herein and subject to the terms and conditions of this Agreement, simultaneously with the sale, transfer, conveyance and assignment to the Buyer of the Assets, the Buyer shall assume, and hereby agrees to perform and discharge when due:

                           1.3.2.1 except liabilities on notes payable to First
Union National Bank, successor to CoreStates Bank ("Bank Debt"), which will be paid in full at or before Closing, all liabilities and obligations of the Seller which are accrued or reserved against on the 1998 Balance Sheet (defined below) and which remain unpaid as of the Closing but only to the extent of any reserve or accrual on the Closing Balance Sheet;

                           1.3.2.2 all liabilities and obligations of the Seller
which are incurred in the ordinary course of the Business, consistent with past practice, subsequent to the 1998 Balance Sheet Date and through the Closing Date, which remain unpaid as of the Closing and are accrued or reserved against in the Closing Balance Sheet, but only to the extent of such reserve or accrual;

                           1.3.2.3 the liabilities for accrued and unused paid
vacation and sick days of the Assumed Employees defined in Section 10.9 below, to the extent such costs are accrued or reserved against on the Closing Balance Sheet, but only to the extent of such accrual or reserve;

                           1.3.2.4 the Seller's liability to pay retention
bonuses and employment taxes thereon of not more than $100,000 in the aggregate to Lance Edwards, Amy Kayer, Trudy Boughter and Donald Frazier (collectively, the retention bonuses and employer's payroll taxes thereon are the "Retention Bonuses"); and


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                           1.3.2.5 all liabilities and obligations arising or to
be performed after the Closing under the Contracts that are effectively assigned and transferred to the Buyer including any Contracts the benefits and burdens of which are assigned to the Buyer under Section 10.6 (collectively the "Assumed Liabilities").

                  1.3.3 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, the Buyer shall not assume or be liable for, and does not undertake or attempt to assume or discharge:

                           1.3.3.1 any liability or obligation of either Owner
or the Seller arising out of any vehicle lease and any Contract not included in the Contract Schedules or assumed by the Buyer under Sections 2.5 or 5.4 and any liability arising under Contracts before Closing except to the extent of any reserve therefor in the Closing Date Balance Sheet;

                           1.3.3.2 any liability or obligation of either Owner
or the Seller arising out of or relating to any pension, 401(k), retirement or profit sharing plan or trust, except to the extent shown as a liability on the Closing Balance Sheet;

                           1.3.3.3 any liability or obligation of either Owner
or the Seller arising out of or relating to any consulting agreement with an information technology consultant or employment agreement, written or oral, any severance pay or other liability relating to any employee or information technology consultant of the Seller not specifically accepted by the Buyer;

                           1.3.3.4 any liability or obligation of either Owner
or the Seller arising out of or relating to any litigation, proceeding or claim by any person or entity relating to the Owners, the Seller, the Business or the Assets before the Closing Date, whether such litigation, proceeding or claim is pending, threatened or asserted before, on or after the Closing Date; and

                           1.3.3.5 other than the Assumed Liabilities, any and
all other liabilities, obligations, debts or commitments of either Owner or the Seller whatsoever, whether accrued now or hereafter, whether fixed or contingent, whether known or unknown, or any claims asserted against either Owner, the Seller, any employee of the Seller, the Business or any of the Assets or other items owned by the Seller at the Closing relating to any event (whether by act or omission) before the Closing Date, including, without limitation, the payment of all taxes, including, without limitation, any corporate income, franchise, sales, use, business and occupation taxes.

                  1.3.4 RETAINED OBLIGATIONS OF THE SELLER. The Seller retains and shall hereafter pay, satisfy, discharge, perform and fulfill all such obligations and liabilities not expressly assumed by Buyer hereunder, including, without limitation those described in Section 1.3.3 above (the "Excluded Liabilities"), as they become due, without any charge or cost to the Buyer.

            1.4 PURCHASE PRICE, PAYMENT, AND ALLOCATION.

                  1.4.1 PURCHASE PRICE.

                           1.4.1.1 AMOUNT.


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                                    (a) The "Preliminary Purchase Price" for the
Assets and Business shall be Twenty-seven Million Seven Hundred Thousand Dollars ($27,700,000) (i) minus $243,600 multiplied by the amount by which 244 exceeds the number, if any, of full time consultants employed (i) as employees, including salaried employees (and those salaried employees on the bench), hourly employees (except hourly employees on the bench), or independent contractors and
(ii) providing consulting services on behalf of Seller to Seller's clients ("Consultant" or "Consultants") on March 1, 1999 ("Preliminary Measurement Date" and the number of Consultants employed by Seller on such date is "Preliminary Measurement Date Consultants"), and (ii) plus or minus, as the case may be, the Net Worth Adjustment (defined below). At the Closing, Two Million Seven Hundred Seventy Thousand Dollars ($2,770,000) of the Preliminary Purchase Price (the "Escrow Amount") will be held and distributed pursuant to the Escrow Agreement in the form of attached EXHIBIT A (the "Escrow Agreement") and the balance of the Preliminary Purchase Price will be paid to the Seller, as provided in
Section 1.4.2 below. The "Closing Amount" is defined as the Preliminary Purchase Price less the Escrow Amount. Provided, however, that if the number of Preliminary Measurement Date Consultants equals 244 or more, then the Preliminary Purchase Price shall be the "Purchase Price", the Preliminary Measurement Date shall be the "Measurement Date" and the Preliminary Measurement Date Consultants shall be the "Measurement Date Consultants" and Clause 1.4.1.1(b) shall not apply. For example, if there are 234 Consultants employed by Seller on the Preliminary Measurement Date and the Net Worth Adjustment is zero, the Preliminary Purchase Price would be $27,700,000 minus $2,436,000 (244 minus the number of Preliminary Measurement Date Consultants equals 10 which is multiplied by $243,600), which equals $25,264,000.

                                    (b) If the number of Consultants on the
Preliminary Measurement Date is less than 244 and the number of full time consultants employed (i) as employees, including salaried employees (and those salaried employees on the bench), hourly employees (except hourly employees on the bench), or independent contractors and (ii) providing services on behalf of Buyer to Buyer's clients (also "Consultant" or "Consultants", as the context requires) on March 8, 1999 ("Measurement Date" and the number of Consultants employed by Buyer on such date is "Measurement Date Consultants") exceeds the number of Preliminary Measurement Date Consultants, then the Purchase Price for the Assets and Business shall equal (i) the Preliminary Purchase Price, plus
(ii) $243,600 multiplied by the amount by which the lesser of 244 or the number of Measurement Date Consultants exceeds the number of Preliminary Measurement Date Consultants (the amount determined under this Clause 1.4.1.1(b) (ii) is hereinafter referred to as the "Additional Price"). If this Clause 1.4.1.1(b) shall not apply, the Purchase Price shall equal the Preliminary Purchase Price. On the other hand, for example, if there are 234 Preliminary Measurement Date Consultants, the Net Worth Adjustment is zero and there are 240 Measurement Date Consultants, the Additional Price would equal $1,461,600 (6 x $243,600) and the Purchase Price would equal $26,725,600, which is the sum of the Preliminary Purchase Price ($25,264,000) and the Additional Price ($1,461,000).

                                    (c) The number of Measurement Date
Consultants shall be jointly determined by the Buyer and the Seller on or before March 22, 1999.


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                           1.4.1.2 NET WORTH ADJUSTMENT. The "Net Worth
Adjustment" means the amount by which the Closing Book Value (defined below) is greater than (which shall be a positive number) Two Million Five Hundred Thousand Dollars ($2,500,000) or less than (which shall be a negative number) Two Million Five Hundred Thousand Dollars ($2,500,000).

                           1.4.1.3 CLOSING BOOK VALUE. "Closing Book Value"
means (a) the net book value of the Assets, excluding the Excluded Assets, minus the Assumed Liabilities at the Closing (whether or not positive), as determined in accordance with generally accepted accounting principles, applied on a consistent basis ("GAAP"), MINUS (b) the recorded value of any goodwill or other intangible asset, MINUS (c) a reserve for Accounts Receivable of the Seller which are not collected by the Buyer by the date the Closing Date Balance Sheet is prepared and are not deemed by KPMG (defined below) as collectable by the Buyer within one hundred eighty days (180) after the Closing Date, MINUS (d) the amount of the Retention Bonuses to the extent not deducted as a liability in determining the Closing Book Value, MINUS (e) the amount which the Buyer is required to pay after the Closing for any liability or obligation of the Seller paid by the Buyer except the Assumed Liabilities. In determining Closing Book Value, the operation of the Business and the income and normal operating expenses attributable thereto through 12:01 a.m. on March 1, 1999 (the "Effective Date") shall be reflected in the Closing Book Value. Revenues from clients and expenses for goods or services received both before and after the Effective Date, power and utilities charges, frequency discounts, prepaid cash sales, bonuses, wages, payroll taxes and rents and similar prepaid and deferred items shall be prorated as of the Effective Date and so reflected in the Closing Book Value. All revenues earned by the Seller and all expenses incurred by the Seller in the ordinary course of business ("Interim Expenses") between the Effective Date and the Closing Date ("Interim Period") shall accrue to the benefit of the Buyer and increase Assets, in the case of such revenues, and be a charge against and decrease Assets or increase Assumed Liabilities, in the case of Interim Expenses. Provided, however, Interim Expenses shall not include any income taxes or any sales or similar taxes on the transaction contemplated by this Agreement or any interest. All revenues earned by the Seller and all Interim Expenses incurred by the Seller during the Interim Period shall increase and decrease, respectively, EBIT as defined in Section 1.4.4.2.2 during the Earnout Period notwithstanding any other provision of this Agreement to the contrary. All special assessments and similar charges or liens imposed against any of the Assets on or before the Effective Date, whether payable in installments or otherwise, shall be reflected in Closing Book Value. If KPMG writes off any specific Account Receivable of the Seller in preparing the Closing Balance Sheet, which is (x) in addition to the Seller's reserve for bad debts set forth in the Preliminary Closing Balance Sheet (as defined below); and
(y) not reversed in whole or in part pursuant to the dispute resolution provisions of Section 1.4.1.4, then any such Account Receivable shall be an Excluded Asset and retained by the Seller pursuant to the provisions of Section
1.2. If the Buyer does not pay any portion of the Retention Bonuses by April 15, 2000, it will remit the unpaid amount to the Seller.

                           1.4.1.4 CLOSING BALANCE SHEET. Not later than March
20, 1999, the Seller will prepare and deliver to the Buyer a balance sheet of the Seller (the "Preliminary Closing Balance Sheet") reflecting the Seller's best estimate of the Closing Book Value as of the Effective Date. Based on the foregoing, the Seller shall prepare and deliver a certificate (the "Seller's


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Adjustment Certificate") to the Buyer certifying that the Preliminary Closing
Balance Sheet fairly represents the Closing Book Value in accordance with GAAP, as modified in accordance with Section 1.4.1.3. If the Seller's Adjustment Certificate shows a Closing Book Value of less than Two Million Five Hundred Thousand Dollars ($2,500,000), the Seller shall credit the Buyer a dollar amount against the principal balance of the Note (defined below) and the Purchase Price shall decrease by an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) minus the Closing Book Value ("Deficit"). If the amount of the Deficit exceeds the remaining principal balance of the Note, the Seller shall pay the Buyer the excess deficiency with interest at five percent (5%) per annum from the Closing Date. If Seller's Adjustment Certificate shows a Closing Book Value of more than Two Million Five Hundred Thousand Dollars ($2,500,000), the Purchase Price and the amount of the Note shall increase by the excess of the Closing Book Value over Two Million Five Hundred Thousand Dollars ($2,500,000). Any such increase or credit shall be deemed made as of the Closing Date so that no interest shall accrue on any credited amount and interest shall accrue on any increased amount from the Closing Date. Within ninety (90) days after the Closing, the Buyer will cause KPMG Peat Marwick LLP ("KPMG") to review, at the Buyer's Expense, the Preliminary Closing Balance Sheet in accordance with generally accepted auditing standards to determine that the Preliminary Closing Balance Sheet was prepared in accordance with GAAP as modified in accordance with Section 1.4.1.3 and make any appropriate adjustments thereto. Within ninety
(90) days after the Closing Date, KPMG shall deliver to the Buyer and the Seller the "Closing Balance Sheet," notes thereto and KPMG's report thereon. Within thirty (30) days of receipt of the Closing Balance Sheet, the Seller will either accept the Closing Balance Sheet or provide the Buyer with written objections to the accounting treatment of items included in or omitted from the Closing Balance Sheet. If the Seller accepts the Closing Balance Sheet as presented or fails to object within the thirty- (30-) day period, then the Closing Balance Sheet will be deemed final and binding on the parties and shall be subject only to the Indemnification provisions of Article 9 below and the Buyer or the Seller, as the case may be, shall, within five (5) business days thereafter, pay by wire transfer to the other any amounts needed to reflect the changes made from the Seller's Adjustment Certificate caused by the Closing Balance Sheet as so reviewed by KPMG. Any disagreement between the Buyer and the Seller that cannot be resolved by the parties within thirty (30) days after receipt of the Seller's written objections, will be resolved by the Seller and Buyer selecting an independent firm of certified public accountants of national reputation ("Second Accountants") to resolve the dispute. If the Seller and the Buyer are unable to agree on the choice of Second Accountants, they will select a "Big 5" accounting firm by lot (after excluding KPMG and their respective regular outside accounting firms) as Second Accountants. The parties shall have an opportunity to present their position to the Second Accountants and shall cooperate with the Second Accountants in making available to them any records or work papers requested by the Second Accountants. The decision of the Second Accountants (the "Decision") shall be set forth in writing and will be conclusive and binding on the parties and subject to judicial enforcement and the Buyer or the Seller, as the case may be, shall, within five (5) business days of receipt of the Decision, pay by wire transfer to the other any amounts needed to reflect any increases or decreases from the Closing Book Value made from the Seller's Adjustment Certificate caused by the Closing Balance Sheet as so determined. Each party shall bear one-half (1/2) of the cost of the Second Accountants.


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                           1.4.1.5 AUDIT. The Owners acknowledge that the Buyer
is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that as a result of this transaction, certain audited and unaudited financial information regarding the Seller must be filed with the Securities and Exchange Commission ("SEC") within seventy-five (75) days after the Closing Date. The Seller and the Owners shall fully cooperate, at the Buyer's expense, with KPMG in such audit and with the Buyer in making its required disclosures. This cooperation will extend to, among other things, making the Seller's personnel and records reasonably available to the Buyer before and after the Closing as well as providing the cooperation required by
Section 4.4 to allow the Buyer to make its required disclosures and KPMG to conduct the required audit.

                  1.4.2 METHOD OF PAYMENT.

                           1.4.2.1 PAYMENT OF PURCHASE PRICE.

                                    (a) At the Closing, the Closing Amount shall
be paid by the Buyer to the Seller as follows: (i) $300,000 shall be paid by the Buyer's execution and delivery of a negotiable promissory note with payment guaranteed by Metro and made payable to the order of the Seller in the principal amount of $300,000, bearing interest at five percent (5%) per annum and due and payable as provided in attached EXHIBIT B (the "Note") and (ii) the Buyer shall pay the balance of the Closing Amount ("Balance") by wire transfer (pursuant to the instructions of the Seller delivered to the Buyer at least two (2) days before Closing).

                                    (b) If the Purchase Price exceeds the
Preliminary Purchase Price, the Additional Price shall be paid by the Buyer to the Seller by wire transfer (pursuant to the instructions of the Seller delivered to the Buyer at least two (2) days before Closing) on or before March 12, 1999. In the examples set forth in Clauses 1.4.1.1(a) and 1.4.1.1(b), the Buyer would pay the Seller $25,264,000 on the Closing Date and $1,461,000 on or before March 12, 1999.

                           1.4.2.2 PAYMENT OF ESCROW. The Escrow Amount shall be
paid by the Buyer to the Escrow Agent by wire transfer pursuant to the instructions of the Escrow Agent at the Closing and will be held and paid to the Seller or the Buyer as provided in the Escrow Agreement.

                  1.4.3 ALLOCATION OF PURCHASE PRICE. The Purchase Price will be allocated as provided in SCHEDULE 1.4.3 in accordance with the requirements of
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code").

                  1.4.4 COMPUTATION OF EARNOUT. In addition to the Purchase Price, the Buyer shall pay to the Seller an earnout amount (the "Earnout Payment"), which payment shall be treated as additional purchase price paid to the Seller for the Assets and shall be calculated in accordance with the terms of this Section. The Buyer and the Seller agree that the Earnout Payment that is required pursuant to this Section shall be payable to the Seller as provided below.


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                           1.4.4.1 EARNOUT PERIOD. The period for which the
Earnout Payment shall be calculated is the twelve-month period commencing on March 1, 1999 and ending February 29, 2000 (the "Earnout Period").

                           1.4.4.2 EARNOUT PAYMENT. The Earnout Payment shall be
calculated as six ("Earnout Multiple") multiplied by the amount, if any, by which the EBIT of the Buyer (excluding the EBIT of the operations of the Charlotte, North Carolina office only) during the Earnout Period exceeds the Target (but in no case can the amount of the Earnout Payment be less than zero). The "Target" is $3,622,000 minus $34,800 multiplied by any net reduction in the Purchase Price from $27,700,000 plus or minus the Net Worth Adjustment under Clauses 1.4.1.1(a)(i) and 1.4.1.1(b) (excluding any adjustment to the Purchase Price for the Net Worth Adjustment), if any, divided by $243,600. For example, in accordance with the example set forth in Section 1.4.1.1(b), if the EBIT of the Buyer during the Earnout Period is $4,552,400 and the Purchase Price is reduced by $2,436,000 under Clause 1.4.1.1(a)(i) and the Additional Price is $1,461,600 under Clause 1.4.1.1(b), then the Earnout Payment will be six times $1,070,400, which equals the EBIT of $4,552,400 minus $3,482,000 ($3,622,000 reduced by $139,200 or $34,800 times four, which is the quotient of $974,400 ($2,436,000 - $1,461,600) divided by $243,600), or $6,422,400.

                               1.4.4.2.1 ADJUSTMENT OF EARNOUT MULTIPLE BASED ON
GROSS PROFIT.

                                    (a) If the Buyer's Gross Profit during the
Earnout Period is less than thirty-three percent (33%) ("Minimum Gross Profit Percentage") of the Buyer's revenues (to the nearest one-thousandths of a percent) during such period (Gross Profits to revenues, expressed as a percentage, is "Gross Profit Percentage"), then the Earnout Multiple shall equal six multiplied by the ratio of the Gross Profit Percentage to the Minimum Gross Profit Percentage. For example, if the actual Gross Profit is thirty-one point forty-eight one-thousandths percent (31.048%) of revenues, the Earnout Multiple will be reduced to 5.645 (31.048/33 x 6). "Gross Profit" means gross revenues less discounts and direct costs similar to those costs utilized in computing Gross Profit as shown in SCHEDULE 1.4.4.2.1 ("Direct Costs") and determined in accordance with GAAP applied in a manner consistent with the Seller's prior practices for the twelve-month period preceding the Closing Date.

                                    (b) If (i) the Buyer's Gross Profit
Percentage is greater than the Minimum Gross Profit Percentage during the Earnout Period (the amount of the excess Gross Profit Percentage over the Minimum Gross Profit Percentage is the "Excess Gross Profit Percentage"), and
(ii) the Buyer's EBIT is greater than sixteen percent (16%) ("Minimum EBIT Percentage") of the Buyer's revenues (to the nearest one one-thousandth of a percent) (EBIT to revenues, expressed as a percentage, is "EBIT Percentage") during the Earnout Period, then the Earnout Multiple shall be multiplied by the lesser of the ratio of the Gross Profit Percentage to the Minimum Gross Profit Percentage or the ratio of the EBIT Percentage to the Minimum EBIT Percentage. For example, if Buyer's Gross Profit Percentage is thirty-four point forty-eight one-thousandths percent (34.048%) during the Earnout Period and Buyer's EBIT


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Percentage is seventeen point one hundred eighty-two one-thousandths percent
(17.182%) during the Earnout Period, the Earnout Multiple shall be 6.191 (34.048/33 x 6). (The ratio of 34.048% to 33% is 1.032 which is less than the ratio of 17.182% to 16% which is 1.074.) As a second example, if the Buyer's Gross Profit Percentage is thirty-five point six hundred twenty-two one-thousandths percent (35.622%) during the Earnout Period and Buyer's EBIT Percentage is sixteen point six hundred thirty-two one-thousandths percent (16.632%), during the Earnout Period, the Earnout Multiple shall be 6.240 (16.632/16 x 6). (The ratio of 16.632% to 16% is 1.040 which is less than the ratio of 35.622% to 33% which is 1.079.) As a final example, if Buyer's Gross Profit Percentage is thirty-four point two one-thousandths percent (34.002%) during the Earnout Period and Buyer's EBIT is fifteen point nine hundred and ninety-nine one-thousandths percent (15.999%) during the Earnout Period, the Earn Out Multiple shall be 6.

                               1.4.4.2.2 COMPUTATION OF EBIT. "EBIT" means
earnings of the Buyer during the Earnout Period before interest, income taxes and amortization of goodwill as determined in accordance with GAAP applied in a manner consistent with SCHEDULE 1.4.4.2.1 and employing proper prorations at the beginning and end of the Earnout Period similar to those required in preparing the Closing Balance Sheet under Section 1.4.1.3. In computing the earnings of the Buyer, there shall not be taken into account:

                                    (a) any revenues for placement fees to the
extent such revenues exceed one percent (1.0%) of the Buyer's gross revenues for the Earnout Period and any commissions paid to obtain such excess revenues;

                                    (b) any revenues for the sale of computer
hardware or software to the extent such revenues exceed three percent (3.0%) of the Buyer's gross revenues for the Earnout Period and any costs of goods sold incurred in earning such excess revenues;

                                    (c) the dollar amount of any items of
expense for which the Buyer receives payment from the Seller or the Owners as a result of their indemnification obligations under Article 9 and the payment from the Seller or the Owners will likewise not constitute revenue;

                                    (d) any fees, costs and other expenses paid
or incurred by the Seller subsequent to Closing, including bonuses paid to former key employees of the Seller;

                                    (e) the depreciation and amortization
expenses of the Buyer relating to the step-up in basis from the basis on the Closing Date Balance Sheet of goodwill and other Assets of the Buyer purchased from the Seller as required by purchase accounting;

                                    (f) the costs to install, implement and
maintain the necessary equipment and telecommunications connection to allow the Buyer to benefit from the Metro Staff Sourcing Network of Metro ("Network") other than the monthly operational cost of the Network, which shall not exceed $60,000 in the aggregate during the Earnout Period (the "Cap").


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The Cap shall be reduced by $4,000 for each Consultant less than 15 placed by
Buyer with its clients as a result of the utilization of the Network during the Earnout Period. If Buyer fails to place a Consultant using the Network during the Earnout Period, the Cap shall be zero;

                                    (g) the costs for the installation,
implementation and the overhead costs of the operation of Metro financial, payroll, human resources, time billing and other proprietary systems services and personnel costs related thereto in excess of the costs currently incurred by the Seller for similar systems services and personnel costs;

                                    (h) any material costs of the Buyer which
are of the type and amount not reasonably consistent with the costs in SCHEDULE 1.4.4.2.1, unless such expenses are approved by the Seller or are reasonably necessary (i) to increase revenues throughout the Earnout Period and thereafter,
(ii) to respond to competitive challenges in the marketplace, (iii) to fund losses suffered from fire or other casualty not covered by insurance (deductible, excess liability, uninsured loss, etc.) or (iv) to comply with the Letter (as defined in Section 1.4.5) or laws or the Seller's obligations under the Contracts; provided, however, that any routine, normal or recurring operating expenses of the Buyer that occur during the Earnout Period shall be included as an expense of the Buyer, whether or not any amounts or funds were expended for such purposes by the Seller during the twelve-month period immediately preceding the Closing Date. For example, if the Seller did not incur any expenditures for computer maintenance or repair during the twelve-month period immediately preceding the Closing Date, but the Buyer does incur an expenditure for computer maintenance or repair during the Earnout Period, the cost of such maintenance or repair shall be an expense of the Buyer for the purposes of determining the EBIT of the Buyer; and

                                    (i) general corporate overhead charged by
any Affiliate except for direct general and administrative costs paid by Metro and charged to the Buyer at cost, such as insurance.

                           1.4.4.3 TIME AND MANNER OF EARNOUT PAYMENT. The
Earnout Payment, or any undisputed portion thereof, shall be paid by the Buyer to the Seller within ten (10) days from the date on which the Buyer receives the notice described in Section 1.4.4.5. Metro guarantees payment of the Earnout Payment. All payments due and payable pursuant to this Section shall be made by wire transfer of immediately available funds to an account designated by the Seller. With respect to any disputed portion of the Earnout Payment, such amount, to the extent determined to be due under the provisions of Section
1.4.4.5 below, shall be paid by the Buyer to the Seller within five (5) business days following the final determination of the amount due.

                           1.4.4.4 DELIVERY OF EARNOUT REPORT. On or before
April 15, 2000, the Buyer shall deliver to the Seller a report (the "Earnout Report") which computes the amount of the Earnout Payment, which shall be accompanied by (a) a copy of the financial statement for year ended February 29, 2000 from which the computations were derived; and (b) a signed statement of the Buyer stating that the computations have been prepared in accordance with the definition of EBIT in this Agreement (subject only to such exceptions thereto as agreed upon by the Buyer and the Seller). The Buyer will make the work papers and back-up materials used in computing the


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Earnout payment available to the Seller and its accountants and other representatives at reasonable times and upon reasonable notice at any time during: (x) the review by the Seller of the Earnout Report; and (y) the resolution by the parties of any objections thereto.

                           1.4.4.5 OBJECTION PROCEDURES. Within thirty (30) days
after the Buyer delivers the Earnout Report to the Seller, the Seller shall notify the Buyer that either it accepts such Report, or it disputes one or more items set forth in the computation of the Earnout Payment or the financial statements on which the computation of the Earnout Payment was based, describing in reasonable detail the amount or item disputed and the basis for the dispute. If the Seller does not accept the Report, the Buyer and the Seller shall attempt in good faith to resolve the dispute. If the parties do not obtain a final resolution within ten (10) business days after the Buyer has received the statement of objections, the parties will select an accounting firm mutually acceptable to them to resolve any remaining objections (the "Referee"). If the parties are unable to agree on the choice of a Referee, they will select a "Big 5" accounting firm by lot (after excluding their respective regular outside accounting firms) as the Referee. The determination of any Referee so selected will be set forth in writing and will be conclusive and binding upon the parties. The parties shall have an opportunity to present their position to the Referee and shall cooperate with the Referee in making available to the Referee any records or work papers requested by the Referee.

                           1.4.4.6 CONDUCT OF BUSINESS DURING EARNOUT PERIOD.
From the date of this Agreement until February 29, 2000, the Buyer will conduct its operations as follows:

                                    1.4.4.6.1 INDEPENDENT ORGANIZATION. The
Buyer shall be operated by its own management and its books, records and financial statements shall be maintained on an unconsolidated basis, for purposes of this Agreement, consistent with past practices. The Buyer will not change any of the accounting principles utilized by the Seller, PROVIDED, that, such accounting principles of the Seller are in compliance with GAAP. The Buyer shall not acquire, commence or operate any business other than the Business before or during the Earnout Period.

                                    1.4.4.6.2 BOARD OF DIRECTORS. The Board of
Directors will be comprised of no less than five and no more than eight people, two of whom shall be Larry and Jack ("Owner Directors") through February 29, 2000. A quorum for any meeting of the Board of Directors shall include the presence in person or by proxy or conference telephone call at such meeting of one of the Owner Directors, while either Larry or Jack is serving as a Director, provided, however, if both Owner Directors shall fail or refuse to attend in person or by conference telephone call or proxy a meeting after two adjournments thereof of at least three (3) days each with at least two (2) days notice of the date and time of the adjourned meeting to each Director (with reasonable efforts to reschedule the meeting at a time when at least one of the Owner Directors is available), the meeting may proceed and all proper actions in accordance with the notice of the meeting may be taken by the Board.

                                    1.4.4.6.3 OFFICERS. Larry shall serve as
President of the Buyer and Jack shall serve as Vice President through February 29, 2000. If Larry is unable to serve as President until February 29, 2000 for any reason, Jack shall complete his term.


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                                    1.4.4.6.4 BUSINESS NAME. The Buyer will
conduct business under the name Solution Technologies, a Subsidiary of Metro Information Services, Inc.

                                    1.4.4.6.5 EMPLOYEE BENEFITS. All Benefit
Plans offered by Seller to its employees as described in SCHEDULE 2.18.4 shall be retained by Buyer during the Earnout Period. Buyer and Seller shall take all reasonable and necessary actions to transfer and assign all such Benefit Plans from Seller to Buyer or for Seller to terminate its plans and Buyer to adopt comparable plans. Any change or conversion in Benefit Plans to those of Buyer following the Closing and during the Earnout Period shall be as mutually agreed upon by Buyer, Jack and Larry.

                                    1.4.4.6.6 SYSTEMS. The Business will convert
to Buyer's payroll, billing, financial, sales management and any and all other computer software systems during the second half of 1999, unless a different date and time is mutually agreed upon by Buyer, Jack and Larry.

                  1.4.5 MATTERS RESERVED FOR JOINT DECISION. The day-to-day management of the Buyer shall be the responsibility of its President, who shall report to the Board; provided, however, the President must exercise his discretion in good faith to incur such expenses on behalf of the Buyer as are reasonably necessary, including, without limitation, those which are due to the Buyer's goal of increasing revenues of the Business throughout the Earnout Period and thereafter while maintaining and improving the goodwill of the Business. The President shall act in good faith in accordance with that certain letter dated February 23, 1999 from John Fain, attached as Exhibit C (the "Letter"). The President shall consult as appropriate with the Chairman of the Board in managing the Business, and with other Metro Senior Executives to facilitate a smooth transition of the Business. The President shall act reasonably and in good faith in hiring and firing consultants and employees and shall act promptly in accordance with sound business practices to replace any employee or consultant whose employment or consultancy terminates during the Earnout Period. Any action taken by President that is not in the ordinary course of business shall first be approved by the Board; provided, however, that during the Earnout Period, without the unanimous consent of the Board, the Board may not liquidate or dissolve the Buyer or transfer any assets of the Buyer outside the ordinary course of business, or take any action outside the ordinary course of business, as to which the Owner Director notifies the Buyer in advance, which is likely to have a material adverse impact on the Earnout Payment.

            1.5 CLOSING. The consummation of the transactions provided for in this Agreement (the "Closing") shall take place at (a) the offices of Duane, Morris & Heckscher LLP in Harrisburg, Pennsylvania, on March 2, 1999 or (b) such other place, time or date as the parties may agree on in writing. The date on which the Closing is to occur is referred to herein as the "Closing Date."


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                                   ARTICLE 2

           REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE OWNERS

            The Seller and the Owners, jointly and severally, represent and warrant to the Buyer as follows:

            2.1 CORPORATE STATUS. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and is duly qualified to transact business in every state in which the failure to be qualified would have a material adverse effect on the Business. The Seller has the requisite corporate power to carry on its business as it is now being conducted and to own and operate the Business, and each of the Seller and the Owners has the requisite power (corporate, financing and other) to enter into and complete the transactions contemplated by this Agreement. The Seller has no business other than the operation of the Business. The Owners own, free and clear of all pledges, liens, hypothecations and encumbrances, all of the issued and outstanding shares of the Seller and no person has any right to acquire from the Seller or the Owners any shares or other equity of the Seller. Larry serves as the President, Jack serves as the Vice President and Larry and Jack are the only members of the Board of Directors of the Seller. Attached as SCHEDULE 2.1 are the Articles of Incorporation and Bylaws and all amendments thereto of the Seller.

            2.2 NO OPTIONS. No Affiliate of any member of the Seller Group or any other person (as defined in Section 11.8) has an interest in, or option to acquire, any of the Assets or any property used in the operation of the Business. For purposes of this Agreement, an "Affiliate" of any person means (a) any person that owns or controls, is owned or controlled by, or under common control with, such person, (b) any person that is an officer, director, general partner or trustee of, or serves in a similar capacity with the specified person, or for which the specified person is an officer, director, general partner or trustee, or serves in a similar capacity or (c) any member of the immediate family of the specified person.

            2.3 CORPORATE ACTION. All corporate, trust and other actions and proceedings necessary to be taken by or on the part of the Seller Group in connection with the performance, execution and delivery of this Agreement have been duly and validly taken and this Agreement has been duly and validly authorized, executed, and delivered by the Seller and the Owners and constitutes the legal, valid and binding obligation of the Seller and the Owners enforceable against each in accordance with and subject to its terms.

            2.4 NO DEFAULTS. Neither the execution, delivery and performance by the Seller and the Owners of this Agreement nor the consummation by the Seller and the Owners of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will: (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Seller; (b) assuming that the consents: (i) referred to in Section 4.6, (ii) required in connection with any assignment to the Buyer of the Contracts or (iii) otherwise contemplated by this Agreement are obtained, constitute a violation of, conflict with or result in any

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breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation of the Seller or the Owners under any contract, mortgage, indenture, agreement, lease or other instrument to which either the Seller or the Owners or any or all of them are a party or by which any or all are bound or result in the creation of any Security Interest on the Assets which violation, conflict, breach or default would have a material adverse effect on the Seller, the Business, the Assets or the ability of the Seller or the Owners or any or all of them to enter into this Agreement or consummate the transactions contemplated hereby; (c) violate any judgment, decree, order, statute, law, rule or regulation of any court, arbitrator or government or regulatory body applicable to the Seller, the Owners, the Business or the Assets which violation would have a material adverse effect on the Seller, the Owners, the Business, the Assets or the ability of the Seller or the Owners to enter into this Agreement or consummate the transactions contemplated hereby; or (d) result in the creation or imposition of any lien, charge or encumbrance against the Business or the Assets.

            2.5 CONTRACTS, LEASES, AGREEMENTS AND OTHER COMMITMENTS. The Seller is not a party to nor is it bound by any written or oral contract, agreement, lease, power of attorney, guaranty, surety arrangement or, to the best of Seller's and Owners' knowledge, oral contract or other commitment, including, but not limited to, any contract or agreement for the purchase or sale of merchandise or for programming or software of the Seller or for the rendition of services, except for the Contracts listed and described on the Contract Schedules and the Non-Material Contracts (subject to the $25,000 limitation provided in Section 1.1.3) and the Seller has listed and described all Material Contracts on the Contract Schedules and provided to the Buyer or its representatives complete and correct copies of all written Contracts and all amendments, modifications, extensions and renewals thereof and written summaries of all oral Contracts. No change in any term or provision of any Contract will occur as a result of the acquisition of the Assets by the Buyer or the assignment by the Seller of such Contract to the Buyer

            2.6 BREACH. Except as set forth on SCHEDULE 2.5, the Seller is not in violation or breach of any of the terms, conditions or provisions of the Seller's Articles of Incorporation or Bylaws, any Contracts or any indenture, mortgage or deed of trust or other instrument, court order, judgment, arbitration award or decree relating to or affecting the Business or the Assets to which the Seller is a party or by which it is bound. All accrued and currently payable amounts due from the Seller under the Contracts have been paid. To the best of the Seller's and the Owner's knowledge, no other party thereto is in material default or breach under any of the Contracts.

            2.7 FINANCIAL INFORMATION.

                  2.7.1 FINANCIAL STATEMENTS. Attached to this Agreement as
SCHEDULE 2.7.1 are true and correct copies (collectively, the "Financial Statements") of the unaudited internal balance sheet and income statement of the Seller at and for the month ended January 31, 1999 ("January Financial Statements"), the audited balance sheets of the Seller at December 31, 1997 (the "Balance Sheet Date") and December 31, 1996 the audited statements of cash flow and income and retained earnings of the Seller for fiscal year ended December 31, 1997 and the footnotes thereto, and the unaudited statements of cash flow and income and retained earnings of the Seller for the


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fiscal year ended December 31, 1996 (the "Income Statements") together with the unaudited balance sheet (the "1998 Balance Sheet") of the Seller at December 31, 1998 (the "1998 Balance Sheet Date") and the unaudited statement of operations of the Seller for the twelve months then ended (the "1998 Income Statement," collectively, the 1998 Balance Sheet and Income Statement are the "1998 Financial Statements"). The Financial Statements: (a) have been prepared in accordance with GAAP (except for the absence of footnotes in the January Financial Statements) and (b) present fairly the financial position of the Seller as of their respective dates and the results of operations for the periods indicated in accordance with GAAP.

                  2.7.2 ACCOUNTS RECEIVABLES. Attached to this Agreement as
SCHEDULE 2.7.2 are true and correct copies of the Seller's accounts receivable aging reports, dated as of January 8, 1999 showing, among other things, a complete aging of the Accounts Receivables and any reserve for non-collectible Accounts Receivables as of the date indicated. Except to the extent of the reserve for non-collectible Accounts Receivables shown on the 1998 Balance Sheet, all Accounts Receivables are collectible in cash in the ordinary course of business and in all events, the Accounts Receivables, net of the reserve for non-collectible Accounts Receivables on the Closing Date Balance Sheet will be collectible within six (6) months of the Closing Date. The Seller has no knowledge that any Accounts Receivable listed on SCHEDULE 2.7.2 will not be paid before or after the Closing. The identity of any client entitled to a volume or other similar discount and the terms of such discount are set forth on SCHEDULE 2.7.2.

            2.8 LIABILITIES. There are no liabilities or obligations of the Seller accruing or arising before the date of this Agreement, whether arising under Contracts, related to tax or non-tax matters, known or unknown as of the date of this Agreement due or not yet due, liquidated or unliquidated, fixed, contingent or otherwise, including penalty, acceleration or forfeiture clauses in any Contract, that should be reflected in the 1998 Balance Sheet in accordance with GAAP that are not so reflected, except as otherwise listed and described on SCHEDULE 2.8 hereto, and except liabilities that arise in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract or warranty, tort, infringement or violation of law) between December 31, 1998 and THE Closing Date, which liabilities will be reflected in the Closing Balance Sheet.

            2.9 TAXES.

                  2.9.1 All federal, state and local returns, reports, estimates and other statements ("Returns") required to have been filed with any jurisdiction with respect to the Seller and the operation of its business with respect to any income, franchise, property, sales, value-added, payroll, withholding, excise, assessment, levy, capital and all other taxes, duties, penalties, assessments or deficiencies of every nature and description (collectively, "Taxes") have been duly and timely filed by the Seller. Except as set forth in SCHEDULE 2.9 attached, each such Return correctly reflects the amount of Taxes required to be reported and/or paid. The Seller has paid all Taxes due and payable which it is required to pay, incurred or accrued before the date hereof, except to the extent that such amounts are reserved for in the Interim Balance Sheet. There are no Taxes which are past due. No consent extending the applicable statute of

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limitations has been filed by or with respect to the Seller with respect to any of such Taxes for any years. The Seller has been an electing S corporation since March 4, 1988.

                  2.9.2 The Seller has withheld amounts from its employees working in its business in accordance with applicable law. With respect to such employees, the Seller has filed all Returns required to be filed and paid all required Taxes with respect to employee income tax withholding, social security, Medicare and unemployment taxes and other similar taxes and charges, in compliance with the tax withholding provisions of the Code and other applicable federal, state and local laws.

            2.10 LICENSES. As of the date of this Agreement, the Seller is the holder of the licenses, permits or authorizations of any governmental or quasi-governmental authority required for the operation of the Business and all of such licenses, permits and authorizations are listed on SCHEDULE 2.10.

            2.11 BUSINESS OPERATIONS. Except as set forth on SCHEDULE 2.11, the only business the Seller has conducted since its formation is the Business. Except isolated sales of computer hardware and software, the Seller has never engaged in the business of selling goods from inventory, of leasing tangible personal property or of developing, selling, licensing or sublicensing software, software licenses or any other Intangible Property. SCHEDULE 2.11 lists all business addresses, trade names and names of predecessor entities used by the Seller since January 1, 1992. Except as set forth on SCHEDULE 2.11, the Seller has not been a party to a merger, consolidation, liquidation, recapitalization or other business combination since January 1, 1992.

            2.12 APPROVALS AND CONSENTS. The only material approvals or consents of persons or entities not a party to this Agreement that are legally or contractually required to be obtained by the Seller in connection with the consummation of the transactions contemplated by this Agreement are those which are contemplated by Section 4.6 ("Consents"). Any approvals under the Real Estate Leases or with any governmental division, regulatory authority or agency are material for purposes of this Section. Because the assets of the Seller and its ultimate parent, Larry, are below the filing threshold, as assets and ultimate parent are defined by the Hart-Scott-Rodino Antitrust Improvements Act of 1978 ("HSR"), no pre-Closing filing by the parties under HSR is required. No permit, license, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required of the Seller or the Owner in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            2.13 CONDITION OF ASSETS.

                  2.13.1 ALL ASSETS. The Assets constitute all of the assets used or necessary to conduct the present operations of the Business.

                  2.13.2 TANGIBLE PERSONAL PROPERTY. SCHEDULE 1.1.1 contains a true and complete list as of the date hereof of all items of Tangible Personal Property of every kind or


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description owned by the Seller, except office materials and supplies (which office supplies or any replacements thereof shall be part of the Assets). Any Tangible Personal Property that is leased by the Seller, whether as lessor or lessee, is separately designated on SCHEDULE 1.1.1 and all related lease agreements are described on SCHEDULE 1.1.3-2.

                  2.13.3 GOOD TITLE. Except as listed and described on SCHEDULE 2.13.3: (a) the Seller has and, at the Closing will have, good, valid and marketable title to or the unrestricted right to use all of the Assets owned, leased or licensed by it, in each case, free and clear of all Security Interests of every kind or character (other than Permitted Encumbrances); (b) the Seller is the owner, lessee or licensee of all of the Tangible Personal Property listed on the Schedules to this Agreement and of all Tangible Personal Property not listed on the Schedules to this Agreement which is of a material nature to the Business; and (c) all Tangible Personal Property, including equipment and electrical devices, is in good operating condition and repair, reasonable wear and tear excepted, and has been maintained in accordance with industry standards.

            2.14 LEASED REAL PROPERTY.

                  2.14.1 LEASES. Attached to SCHEDULE 1.1.2 are true and complete copies of all real property lease agreements, including all amendments and modifications thereto, and all other leases or licenses or other rights to possession of any real property used or held by the Seller (the "Real Property Leases").

                  2.14.2 INTERESTS. The Seller's interest in the Leased Real Property is as follows: the Seller leases, as a tenant, the premises at 702 Lisburn Road, Camp Hill, Pennsylvania 17011, 701 Bosler Avenue, Lemoyne, Pennsylvania 17043, 712 Logan Boulevard, Lakemont Unit B, Hollidaysburg, Pennsylvania 16648, 1001 Ardmore Boulevard, Suite 101, Pittsburgh, Pennsylvania 15221-5233, 920 West Washington Street, Suite 101, Hagerstown, Maryland 21740, 8728 Bourgrade, Lenexa, Kansas 66219 and 5800 Executive Center Drive, Suite 103, Charlotte, North Carolina 28212. Except as listed on SCHEDULE 1.1.2, the Leased Real Property and all of the fixtures and improvements thereon owned by the Seller (collectively, the "Owned Improvements") are in good operating condition and repair, reasonable wear and tear excepted, and have been maintained in accordance with industry standards. The Seller has not received any notice in writing alleging that the Leased Real Property or the Owned Improvements fail to comply with applicable zoning laws or the building, health, fire and environmental protection codes of applicable governmental jurisdictions.

                  2.14.3 ALL LEASES. The Real Property Leases constitute all the real property leases to which the Seller is lessee. The Leased Real Property is the only real property now used by the Seller in the conduct of the Business as it is presently being conducted.

                  2.14.4 GOOD TITLE. With respect to the Real Property Leases, on the Closing Date, the Seller will have good title to its leasehold interest in such real property and the Owned Improvements, in each case, free and clear of all liens, claims and encumbrances, except for the liens, claims and encumbrances identified in such leases or as specifically stated on SCHEDULE 1.1.2.


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With respect to each such lease, except as otherwise disclosed on SCHEDULE
1.1.2, (a) the leases are in full force and effect, (b) all accrued and currently payable rents and other payments required by such leases to be paid by the Seller have been paid, (c) the Seller entered into such leases in the ordinary course of business and the Seller has been in peaceable possession since the beginning of the original term of any such lease, (d) the Seller or, to the best of the Seller's and the Owners' knowledge, any other party thereto is not in material default under any such lease, (e) the Seller has neither given nor received any notice of default or termination, and, to the best of the Seller's and the Owners' knowledge, no condition exists and no event has occurred that, with the giving of notice, the lapse of time or the happening of any further event would become a default or permit early termination under any such lease and (f) subject to obtaining the Consents described in Section 4.6, the validity or enforceability of any such lease will in no way be affected by the sale of the Assets or the other transactions contemplated herein. Landlord's consent or approval is required for the assignment of the Real Property Leases to the Buyer.

            2.15 ENVIRONMENTAL MATTERS. Except as provided in SCHEDULE 2.15, with respect to the ownership and operation of the Business, to the best knowledge of the Seller: (a) the Seller is in compliance in all material respects with all federal, state and local laws and regulations relating to pollution and the discharge of materials into the environment ("Environmental Laws"); (b) the Seller holds all the material permits, licenses and approvals of governmental authorities necessary for the current use, occupancy or operation of the Business under applicable Environmental Laws ("Environmental Permits");
(c) the Seller is in compliance with such Environmental Permits; (d) such Environmental Permits are transferable to the Buyer without the consent of any governmental authority; and (e) there are no underground or aboveground storage tanks on any of the Real Property. Hazardous or toxic substances have not, during the Seller's ownership of the Business, been released, discharged or disposed of on any of the Leased Real Property in Regulated Quantities (as defined below) by the Seller, with the Seller's permission, or to the Seller's and the Owners' knowledge. No litigation or proceeding relating to Environmental Laws, Environmental Permits or any release, discharge or disposal of hazardous or toxic substances is pending or, to the best knowledge of the Seller and the Owners, threatened, against the Business or the Seller in connection with the Business. For purposes hereof, "Regulated Quantity" shall mean that quantity which is sufficient to serve as a basis for a requirement for cleanup, removal or remedial action or the imposition of penalties or fines under Environmental Laws.

                  2.15.1 ENVIRONMENTAL STUDIES. The Seller has given the Buyer all environmental reports, studies or analyses in the possession of the Seller or the Business relating to the Leased Real Property or the operation of the Business concerning hazardous or toxic substances or compliance with applicable Environmental Laws or Environmental Permits, if any.

            2.16 COMPLIANCE WITH LAW AND REGULATIONS. The Business, the Assets and the Seller are, in all material respects, in compliance with all requirements of federal and state law and all material requirements of local law and all requirements of all federal and state governmental bodies or agencies and the material requirements of all local governmental bodies or agencies having jurisdiction over any of them, the operations of the Business, the use of the Seller's properties and assets (including the Assets) and the Leased Real Property. Without limiting the


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foregoing, the Seller has paid all monies and obtained all material licenses, permits, certificates and authorizations needed or required for its operations and the use of the Leased Real Property. The Seller has properly filed all reports and other documents required to be filed with any federal, state or local government or subdivision or agency thereof. The Seller has not received any notice from any federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law or requirement of any public authority or body.

            2.17 INSURANCE. A summary of current insurance coverage of the Seller is attached hereto as SCHEDULE 2.17. The Seller maintains and will continue to maintain in full force and effect through the Closing Date insurance policies covering it and the Assets in amounts and insuring against hazards in the amounts set forth on SCHEDULE 2.17. All of such policies are in full force and effect and the Seller is not in default of any material provision thereof. The Seller has not received notice from any issuer of any such policies of its intention to cancel, terminate or refuse to renew any policy issued by it.

            2.18 LABOR, EMPLOYMENT CONTRACTS AND BENEFIT PROGRAMS.

                  2.18.1 NO COLLECTIVE BARGAINING AGREEMENTS; WORK AGREEMENTS. There are no collective bargaining agreements or written or oral agreements relating to the terms and conditions of employment or termination of employment covering any employees, consultants or agents of the Seller, except as listed and described on SCHEDULE 2.18.1 (the "Work Agreements"). The description of each Work Agreement listed on SCHEDULE 2.18.1 contains the material terms and conditions of such employment, consultancy, or agency on February 1, 1999, including, where applicable and without limitation, bill rate, the date of the Work Agreement, any start date or projected end date for the work to be performed, and the client(s) serviced or to be serviced, all as evidenced under the terms of the Work Agreement and/or any work order attachment or other similar attachment thereto. The Work Agreements, as listed on SCHEDULE 2.18.1, were in effect on February 1, 1999 and will be assigned to Buyer at Closing. All information technology Consultants employed by the Seller onFebruary 1, 1999 are listed on SCHEDULE 2.18.1. Except as listed and described on SCHEDULE 2.18.1, all employees of the Seller are employees-at-will and full time employees. The Seller is not engaged in any unfair labor practice or other unlawful employment practice and there are no unfair labor practice charges or other employee-related complaints, grievances or arbitrations against the Seller pending or, to the best of the Seller's or the Owners' knowledge, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Department of Labor, any arbitration tribunal or any other federal, state, local or other governmental authority. There is no strike, picketing, slowdown or work stoppage by or concerning such employees pending against or involving the Seller. No representation question is pending or, to the best of the Seller's or the Owners' knowledge, threatened respecting any of the Business's employees.

                  2.18.2 EMPLOYEE MANUALS. All handbooks and material written policies and procedures relating to employment by the Seller, including, but not limited to, compensation,


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benefits, equal employment opportunity and safety are listed and described on
SCHEDULE 2.18.2 attached and the Seller has delivered true and complete copies thereof to the Buyer.

                  2.18.3 COMPLIANCE. The Seller has complied with in the past, and is now in compliance with, all labor and employment laws including, without limitation, federal, state, local and other applicable laws, rules, regulations, ordinances, orders and decrees concerning collective bargaining, unfair labor practices, payments of employment taxes, occupational safety and health, worker's compensation, the payment of wages and overtime, equal employment opportunity and discrimination (collectively, "Employment Laws"). The Seller is not liable for any arrears for wages, benefits, taxes, damages or penalties for failing to comply with any law, rule, regulation, ordinance, order or decree relating in any way to labor or employment. The Seller has not received any notice from any federal, state or municipal authority that the Seller or any independent contractor of the Seller or any practice or procedure of the Seller fails to comply with any of the Employment Laws.

                  2.18.4 EMPLOYEE PLANS. Except as listed and described on
SCHEDULE 2.18.4, the Seller has no pension plan, profit sharing plan, deferred compensation plan, stock option or stock bonus plan, savings plan, welfare plan or other benefit plan or arrangement, policy, practice, procedure or contract concerning employee benefits or fringe benefits of any kind, whether or not governed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relating to or covering any employees of the Seller (a "Benefit Plan"). Except as listed on SCHEDULE 2.18.4, the Seller does not maintain, sponsor or contribute to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any other plan, program, practice, agreement or arrangement covering the Business, whether written or oral, of employee compensation, deferred compensation, severance pay, retiree benefit or fringe benefit. The Seller has furnished the Buyer with true, complete and accurate copies of all summary plan descriptions of the Seller's current Benefit Plans.

                  2.18.5 ERISA COMPLIANCE. Each of the Benefit Plans is in compliance in all material respects with all applicable requirements of ERISA, the Code and other applicable law. Each of the Benefit Plans has been administered in all material respects in accordance with its terms and with applicable legal requirements. All "employee pension plans" (within the meaning of Section 3(2) of ERISA) have been determined by the Internal Revenue Service (the "IRS") to be qualified under Section 401(a) of the Code and no action or proceeding has been instituted or, to the best of the Seller's or the Owners' knowledge, threatened which would affect the qualification of any pension plan of the Business or of the Seller. No unfunded liabilities, based on the Pension Benefit Guarantee Corporation (the "PBGC") rates currently in effect for plan terminations, exist with respect to any Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA). There has not been any reportable event with respect to any pension plan of the Business or of the Seller. The Seller has not engaged in a "prohibited transaction" or breach of fiduciary responsibility with respect to any Benefit Plan.


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                  2.18.6 NO MULTIEMPLOYER PLANS. The Seller (a) has never
contributed to a multi-employer pension plan; and (b) has never incurred any liability under Title IV of ERISA to the PBGC or to a multi-employer pension plan.

                  2.18.7 EMPLOYEES. SCHEDULE 2.18.1 lists the names and job titles of all employees of the Seller as of February 1, 1999, the current salary, compensation, pay rate or hourly rate for each, per diem and other allowances and vacation and sick days for each (or paid days off in lieu thereof) assuming no vacation has been taken and the actual days off taken by each employee through February 1, 1999 and all anticipated increases in any of the foregoing. Each employee's length of service, employment commencement date and all relevant terms of their employment, including, without limitation, whether the employee is full or part time, salaried or hourly and the benefits received by such employee is set forth on SCHEDULE 2.18.1.

                  2.18.8 INDEPENDENT CONTRACTORS. Except as described in
SCHEDULE 2.18.8, since January 1, 1996, the Seller has not engaged or hired any individual or entity to perform information technology services or custom software development services as an independent contractor and all individuals performing such services have been employees of the Seller. All written or oral agreements relating to the terms and conditions of the engagement of any independent contractor, whether an individual or entity, to perform information technology services or custom software development services are listed and described on SCHEDULE 2.18.1.

            2.19 LITIGATION. Except as set forth on SCHEDULE 2.19, there are no suits, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations pending against the Seller. To the Seller's and the Owners' best knowledge, except as set forth on SCHEDULE 2.19, there are no suits, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations threatened against the Seller with respect to the Business or Assets nor, to the best of the Seller's or the Owners' knowledge, is there any basis for any such suit, arbitration, administrative charge or other legal proceedings, claim or governmental investigation which would have a material adverse effect on the condition of the Business or any of the Assets or on the ability of the Seller and the Owners to enter into this Agreement or consummate the transactions contemplated hereby. The Seller and the Owners have not been operating under or subject to, or in default with respect to, any order, writ, injunction or decree relating to the Business or the Assets of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality which would have a material adverse effect on the condition of the Business or any of the Assets or on the ability of the Seller or the Owners to enter into this Agreement or consummate the transactions contemplated hereby.

            2.20 INTANGIBLE PROPERTY. The Seller has all right, title and interest in and to valid, fully paid licenses of all Intangible Property used in the conduct of the Business as presently operated. The Seller has not received notice of any claim against it involving any conflict or claim of conflict of any of the items listed on SCHEDULE 2.20, and, to the best of the Seller's and the Owners' knowledge, there is no basis for any such claim of conflict. No service provided by the Seller nor any program, hardware, software or other material used or disseminated by it or the Business infringes on any copyright, patent or trademark of any other party. The Seller has not


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received any notice of any claim of infringement of any third-party's copyright, patent, trademark, service mark, logotype, license or other proprietary right. The Seller owns or possesses adequate licenses or other rights to use all programs, software copyrights, patents, trademarks, service marks, trade names, logotypes and, to the extent they are material to the operation of the Business, other intangible rights used to operate the Business.

            2.21 BULK SALES. Neither the sale and transfer of the Assets pursuant to this Agreement, nor the Buyer's possession and use of the Assets from and after Closing because of such sale and transfer, will be subject to any law of the Commonwealth of Pennsylvania pertaining to bulk sales or transfers or to the effectiveness of bulk sales or transfers as against creditors of the Seller.

            2.22 BROKERS. Except for John Hamachek & Company, there is no broker or finder nor other person who would have any valid claim through the Seller or the Owners against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of, or action taken by, the Seller or the Owners. Seller will pay all fees due John Hamachek & Company as a result of the transactions contemplated by this Agreement.

            2.23 CONFLICTING INTERESTS. Except as disclosed on SCHEDULE 2.23, none of the Seller, the Owners nor any Affiliate of any of the foregoing, has any financial interest in any supplier, lessor, advertiser or customer of the Seller or in any other business enterprise with which the Business or the Seller engages in business or with which the Business or the Seller is in competition. The ownership of less than one percent of the outstanding capital stock of a publicly-held corporation shall not be deemed to be a violation of this representation and warranty.

            2.24 MATTERS ARISING AFTER THE 1998 BALANCE SHEET DATE. Except as set forth in SCHEDULE 2.24 attached, between December 31, 1998 and the date of this Agreement:

                  2.24.1 There has not been any material adverse change in the financial condition or business of the Seller, uncured default by the Seller under the terms of the leases for the Leased Real Property or any Contract or any material physical damage or loss to any of the Assets, whether leased or owned by the Seller (except where such damage or loss was covered by insurance and repair or replacement of the damaged or lost assets has been completed);

                  2.24.2 The Seller has not taken any action outside of the ordinary and usual course of business, except as related to the transactions contemplated hereby;

                  2.24.3 The Seller has maintained its books, accounts and records in the usual, customary and ordinary manner and has not changed any of its accounting practices; and

                  2.24.4 The Seller has preserved its business organization intact and has used its best efforts to keep available the services of its employees and to preserve relationships with its clients, customers, suppliers and others with whom it deals.


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            2.25 YEAR 2000 COMPLIANCE. Except as provided in attached SCHEDULE
2.25, to the best of Seller's and Owners' knowledge, the Seller's Information Technology (defined below) is designed to be used prior to, during, and after the calendar year 2000, and such Information Technology used during such time period will accurately receive, provide and process date/time data (including calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other Information Technology, used in combination with the Seller's Information Technology, properly exchanges date/time data with it. "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose) and other similar or related items of automated, computerized and/or software systems.

            2.26 DISCLOSURE. No material provision of this Agreement relating to the Seller, the Business or the Assets or any other document, Schedule, Exhibit or other information furnished by the Seller to the Buyer in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated to make the statement, in light of the circumstances in which it is made, not materially misleading. All Schedules attached hereto are accurate and complete as of the date hereof or the date specified on the Schedule.

                                   ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF THE BUYER AND METRO

            The Buyer and Metro, jointly and severally, represent and warrant to the Seller and the Owners as follows:

            3.1 STATUS. The Buyer and Metro are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and by Closing, Buyer will be qualified to do business in the Commonwealth of Pennsylvania and the States of Maryland and Kansas. Each of Metro and the Buyer has the requisite power to enter into and complete the transactions contemplated by this Agreement.

            3.2 NO DEFAULTS. Neither the execution, delivery and performance by the Buyer or Metro of this Agreement nor the consummation by the Buyer or Metro of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will: (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Buyer or Metro, (b) constitute a violation of, conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under any contract, mortgage, indenture, agreement, lease or other instrument to which the Buyer or Metro is a party or by which it is bound or its assets are bound, or by which it may be affected,
(d) violate any judgment, decree, order, statute, law, rule or regulation of any court,


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arbitrator or government or regulatory body applicable to the Buyer or Metro or the assets of the Buyer or Metro or (e) result in the creation or imposition of any lien, charge or encumbrance against the Business or the Assets, except for liens, charges or encumbrances relating to the financing of the transactions contemplated by this Agreement.

            3.3 CORPORATE ACTION. All actions and proceedings necessary to be taken by or on the part of the Buyer and Metro or their respective directors, in connection with the performance, execution and delivery of this Agreement have been duly and validly taken, and this Agreement has been duly and validly authorized, executed and delivered by the Buyer and Metro and constitutes the legal, valid and binding obligation of the Buyer and Metro, enforceable against the Buyer and Metro in accordance with and subject to its terms.

            3.4 BROKERS. There is no broker, finder nor other person who would have any valid claim through the Buyer or Metro against any of the parties to this Agreement for a commission or brokerage fee or payment in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of or action taken by the Buyer.

            3.5 LITIGATION. There are no suits, arbitrations, administrative charges or other legal proceedings, claims or governmental investigations of any nature pending or, to the knowledge of the Buyer and Metro, threatened against or affecting it that would affect its ability to enter into this Agreement or carry out the transactions contemplated by this Agreement, nor to the best knowledge of the Buyer and Metro, is there any basis for any such suit, arbitration, administrative charge, or other legal proceeding, claim or governmental investigation.

            3.6 CONSENTS. There are no approvals or consents of persons or entities not a party to this Agreement that are legally or contractually required to be obtained by the Buyer or Metro in connection with the consummation of the transactions contemplated by this Agreement.

            3.7 COMPLIANCE WITH LAWS. The Buyer and Metro are not in violation of any federal, state or local law, ordinance, requirement, regulation or any judgment, order, injunction or decree, which violation would, in the aggregate with other such violations, have a material adverse effect on the ability of the Buyer or Metro to enter into this Agreement or to consummate the transactions contemplated hereby.

            3.8 FULL DISCLOSURE. No material provision of this Agreement relating to the Buyer or Metro, or any other document, Schedule, Exhibit or other information furnished by the Buyer or Metro to the Seller in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated to make the statement, in light of the circumstances in which it is made, not materially misleading.

            3.9 FINANCIAL CAPABILITY. The Buyer and Metro have adequate financial resources available to them to fulfill their financial obligations under this Agreement.


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                                   ARTICLE 4

           COVENANTS OF THE SELLER AND THE OWNERS PENDING THE CLOSING

            The Seller and the Owners covenant and agree that, from the date hereof until the completion of the Closing:

            4.1 OPERATIONS OF THE BUSINESS.

                  4.1.1 BEST EFFORTS. The Seller will use its best efforts to carry on the Business and keep its books and accounts, records and files in the usual and ordinary manner in which the Business has been conducted in the past, including, but not limited to, spending amounts on advertising, promotions and marketing of the Business between the date of this Agreement and the Closing Date comparable to the amounts the Seller spent for the comparable period in 1998. The Seller shall operate the Business in compliance in all material respects with all applicable laws, rules and regulations.

                  4.1.2 CURRENT STATEMENTS. The Seller shall cause its 1998 Financial Statements to be audited by KPMG Peat Marwick, at the sole cost and expense of Buyer, and provide the Buyer with (a) a copy of the audited 1998 Financial Statement when complete, even if it is completed after Closing, and
(b) copies of its monthly internal balance sheets and related statements of operations for the monthly accounting periods between the 1998 Balance Sheet Date and the Closing Date by the 15th day of each month for the preceding calendar month, which shall present fairly the financial position of the Seller and the results of operations for the period indicated in accordance with GAAP, except for the absence of footnotes. Such monthly statements shall show: (a) the current month's and prior year's actual results for such month by line item, (b) items of non-recurring income and expense separately, and (c) 1999 year-to-date information for each of the foregoing, all of which shall be presented fairly and in accordance with GAAP, except for the absence of footnotes. In addition, the Seller shall provide to the Buyer simultaneously with the delivery of these monthly financial statements, financial information to permit the Buyer to compute readily the income from operations of the Business for such month and the year-to-date.

                  4.1.3 PRESERVE BUSINESS. The Seller shall use its best efforts to preserve (a) its business organization intact, retaining substantially as at present the Seller's employees, consultants and agents and (b) the goodwill of the Seller's clients, suppliers, advertisers, customers and others having business relations with it. On March 1, 1999, the Seller will not have less than two hundred twenty-nine (229) Consultants working on client projects on billable assignments with an average rate of $54.60 and a gross margin of thirty-three percent (33%).

                  4.1.4 ASSETS IN GOOD REPAIR. The Seller shall keep all Tangible Personal Property and Leased Real Property in good operating condition and repair, reasonable wear and tear excepted, and maintain adequate and usual supplies of office supplies, spare parts and other


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materials as have been customarily maintained in the past. The Seller shall use its best efforts to preserve intact the Assets and shall maintain in effect the casualty and liability insurance on the Assets heretofore in force.

            4.2 PROHIBITED ACTIONS. Before the Closing Date, the Seller shall not, without the prior written consent of the Buyer:

                  4.2.1 Sell, lease or transfer or agree to sell, lease or transfer, any Assets except for incidental sales or leases, in the ordinary course of business, of Assets which are being replaced by assets of comparable or superior kind, condition and value;

                  4.2.2 Except as may be required by applicable law or existing written plans or agreements (which written plans and agreements are included in the Schedules hereto or have otherwise been provided to the Buyer), and except as set forth in SCHEDULE 2.18.1, or in the ordinary course of business, grant any raises to any of its employees or Consultants, establish or modify any severance plan, pay any substantial bonuses, enter into any contract of employment with any employee or employees of the Seller, change any benefits to employees or Consultants or enter into any independent contractor agreement for the performances of information technology services;

                  4.2.3 Renew, renegotiate, modify, amend or terminate any existing Contracts, except in the ordinary course of business;

                  4.2.4 Enter into, renew or amend any other Contract, except as provided in Section 5.4 in the ordinary course of business;

                  4.2.5 Make any change in the Business's buildings, leasehold improvements or fixtures except in the ordinary course of business;

                  4.2.6 Enter into any Contracts with Affiliates of the Seller with respect to the Business or the Assets; or

                  4.2.7 Accelerate in any way collections of the accounts receivable or provide any incentive of any kind for early payment thereof, other than consistent with past practice.

            4.3 NO DISTRIBUTIONS OR PAYMENTS. The Seller shall make no distributions to its shareholders with respect to stock in the Seller of any kind or nature, except it may distribute the Excluded Assets.

            4.4 ACCESS TO FACILITIES, FILES AND RECORDS. At the reasonable request of the Buyer and on reasonable advance notice, the Seller shall, from time to time, promptly give or cause to be given to the officers, employees, accountants, counsel, agents, consultants and representatives of the Buyer full access during normal business hours to: (a) all facilities, properties, accounts, books, deeds, title papers, insurance policies, agreements, contracts, commitments, records and files of every character, including, without limitation, the Seller's minute book, equipment, machinery, fixtures, furniture, vehicles, notes and accounts payable and receivable of the Seller relating to the


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Business; and (b) all such other information concerning the Business as the
Buyer may reasonably request. Any investigation or examination by the Buyer in connection with the foregoing shall not in any way diminish or obviate any representations or warranties of the Seller made in this Agreement, the Exhibits, Schedules and documents delivered pursuant to this Agreement. Any and all information, disclosures, knowledge or facts regarding the Seller, the Business and its operations and properties derived from or resulting from the Buyer's acts or conduct (including, without limitation, acts or conduct of the Buyer's officers, employees, accountants, counsel, agents, consultants or representatives, or any of them (collectively, the "Representatives") under the provisions of this Section or otherwise obtained by the Buyer (or its Representatives) pursuant to or in connection with this Agreement shall be confidential and shall not be divulged, disclosed or communicated to any other person, firm, corporation or entity, except as required by law and to the Buyer's directors, officers, attorneys, accountants, investment bankers, investors and lenders, and their respective attorneys for the purpose of consummating the transactions contemplated by this Agreement only and the Buyer shall be responsible for any breach of confidentiality by any such person or Representative. The Seller shall cause its accountants and any agent of the Seller in possession of the Seller's books and records to cooperate with the Buyer's requests for information pursuant to this Agreement and shall request its accountants to provide the Buyer access to all of the accountants' audit and tax work papers with respect to the Seller. If this Agreement terminates before Closing, the Buyer shall return promptly any information obtained regarding the Seller, the Business, the Owners or the Assets and the Buyer shall instruct its Representatives also to return any such information regarding the Seller, the Business, the Owners or the Assets.

            4.5 REPRESENTATIONS AND WARRANTIES. The Seller shall give detailed written notice to the Buyer promptly on learning of the occurrence of any event that would cause or constitute a breach, or that would have caused a breach had such event occurred or been known to the Seller on or before the date of this Agreement, of any of the Seller's representations or warranties contained in this Agreement or in any Schedule attached hereto.

            4.6 CONSENTS. The Seller shall use its best efforts to obtain the consent or approval of any third person required under the Real Property Leases and any Contract listed on the Contract Schedules to assign any such contract from the Seller to the Buyer.

            4.7 NOTICE OF PROCEEDINGS. The Seller will promptly notify the Buyer in writing on: (a) receiving notice of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or (b) receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

            4.8 CONSUMMATION OF AGREEMENT. The Seller shall, and the Owners shall cause the Seller to, fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and use its best efforts to cause the transactions contemplated by this Agreement to be fully carried out.


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                                   ARTICLE 5

              COVENANTS OF THE BUYER AND METRO PENDING THE CLOSING

            The Buyer and Metro covenant and agree that from the date of this Agreement until the completion of the Closing:

            5.1 REPRESENTATIONS AND WARRANTIES. The Buyer shall give detailed written notice to the Seller promptly on learning of the occurrence of any event that would cause or constitute a breach, or would have caused a breach had such event occurred or been known to the Buyer before the date of this Agreement, of any of the representations and warranties of the Buyer contained in this Agreement.

            5.2 CONSUMMATION OF AGREEMENT. Subject to the provisions of Section
10.1 of this Agreement, the Buyer shall fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

            5.3 NOTICE OF PROCEEDINGS. The Buyer will promptly notify the Seller in writing on: (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder; or (b) receiving any notice from any governmental department, court, agency or commission of its intention (i) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or such transactions, or (ii) to nullify or render ineffective this Agreement or such transactions if consummated.

            5.4 CONTRACTS NOT TO BE ASSUMED. From time to time following the date of this Agreement, the Seller may request that the Buyer permit additional Contracts to be added to the Schedules to this Agreement and to be assigned to and assumed by the Buyer at the Closing. These Contracts may be accepted or rejected by the Buyer (except for those entered into in the ordinary course of business pursuant to Section 2.5, subject to the limitations set forth in
Section 2.5) at the Buyer's sole discretion. The Buyer must provide the Seller with written notice within five (5) business days after receipt of a written notice from the Seller regarding additional Contracts which are proposed to be added to the Schedules of its election to either accept or reject such Contracts. If the Buyer fails to timely notify the Seller in writing of its election, the Buyer shall be deemed to have made the election to accept the Contract.


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                                   ARTICLE 6

           CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND THE OWNERS

            The obligations of the Seller and the Owners under this Agreement are, at their option, subject to the fulfillment of the following conditions before or on the Closing Date:

            6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  6.1.1 REPRESENTATIONS TRUE. Each of the representations and warranties of the Buyer and Metro contained in this Agreement shall have been true and correct as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all material respects except to the extent changes are permitted or contemplated pursuant to this Agreement;

                  6.1.2 BUYER AND METRO COMPLIANCE. The Buyer and Metro shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by either or both of them before or on the Closing Date;

                  6.1.3 CERTIFICATE OF THE BUYER. The Seller shall be furnished with a certificate, dated the Closing Date and duly executed by the President or a Vice President of the Buyer and Metro to the effect that, to the best knowledge of the Buyer and Metro, the conditions set forth in Sections 6.1.1 and 6.1.2 have been satisfied; and

                  6.1.4 OTHER DOCUMENTS. The Seller shall be furnished with such certified resolutions, certificates, documents or instruments with respect to the Buyer and Metro as the Seller may have reasonably requested before the Closing to carry out the intent and purposes of this Agreement.

            6.2 PROCEEDINGS.

                  6.2.1 NO INJUNCTION. No party shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby.

                  6.2.2 POSTPONEMENT. In the event such a restraining order or injunction is in effect, this Agreement may not be terminated by the Seller pursuant to this Section 6.2 before the Final Closing Date (as described in Section 10.1 hereof) but the Closing shall be delayed during such period. This Agreement may be terminated after the Final Closing Date if such restraining order or injunction remains in effect.

            6.3 DELIVERIES. The Buyer and Metro shall have complied with each and every one of their obligations set forth in Section 8.2.


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            6.4 OPINIONS OF COUNSEL. The Seller shall have received an opinion of counsel for the Buyer and Metro, dated the Closing Date, in form and substance reasonably acceptable to Seller.

            6.5 OTHER CONSENTS. The Buyer shall have obtained all consents, approvals and waivers of other persons or parties as may be required for the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 7

              CONDITIONS TO THE OBLIGATIONS OF THE BUYER AND METRO

            The obligations of the Buyer and Metro under this Agreement are, at their option, subject to the fulfillment of the following conditions before or on the Closing Date:

            7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  7.1.1 REPRESENTATIONS TRUE. Each of the representations and warranties of the Seller and the Owners contained in this Agreement shall have been true and correct as of the date when made; and each of such representations and warranties shall be deemed to be made again on and as of the Closing Date and shall then be true and correct in all material respects except to the extent changes are permitted or contemplated pursuant to this Agreement;

                  7.1.2 SELLER'S PERFORMANCE. The Seller and the Owners shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by them before or on the Closing Date;

                  7.1.3 SELLER'S CERTIFICATES. The Seller shall have furnished the Buyer with a certificate, dated the Closing Date and duly executed by the President of the Seller, to the effect that, to the best knowledge of the Seller, the conditions set forth in Sections 7.1.1 and 7.1.2 have been satisfied; and

                  7.1.4 OTHER DOCUMENTS. The Buyer shall be furnished with such certified resolutions, certificates, documents or instruments with respect to the Seller and the Owners as the Buyer may have reasonably requested before the Closing to carry out the intent and purposes of this Agreement.

            7.2 PROCEEDINGS.

                  7.2.1 NO INJUNCTION. No party shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby.


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                  7.2.2 POSTPONEMENt. In the event such a restraining order or injunction is in effect, this Agreement may not be terminated by the Buyer pursuant to this Section 7.2 before the Final Closing Date, but the Closing shall be delayed during such period. This Agreement may be terminated after such date if such restraining order or injunction remains in effect.

            7.3 LIENS RELEASED. All Security Interests pertaining to the Assets shall be released of record and there shall be no liens in respect of the Assets, except Permitted Encumbrances, those which will arise as a result of the Buyer's actions in the consummation of the Closing and those in favor of the Buyer.

            7.4 DELIVERIES. The Seller and the Owners shall have complied with each and every one of their respective obligations set forth in Section 8.1.

            7.5 OPINIONS OF COUNSEL. The Buyer shall have received an opinion of counsel for the Seller and the Owners, dated the Closing Date, in form and substance reasonably acceptable to the Buyer.

            7.6 CONSENTS. The Seller shall have obtained the consents of the landlords on terms reasonably acceptable to the Buyer to the assignment of the Real Property Leases to the Buyer.

            7.7 REVISED SCHEDULES. The Seller shall have delivered to the Buyer such revised forms of each of the Schedules or updated information for addition to or inclusion in the Schedules as are necessary to reflect changes in such Schedules as of the Closing Date; provided, however, that, except for changes that are permitted by the terms of this Agreement, no change in any Schedule will be binding on the Buyer without its prior written consent, which consent may be withheld by the Buyer for any or no reason. The Buyer agrees to use its best efforts to notify the Seller of the acceptance of any revised Schedule and all supporting documentation within five (5) business days of delivery to the Buyer of a revised Schedule. The failure of the Buyer to notify the Seller of its refusal to consent to a revised Schedule shall be deemed to be an acceptance by the Buyer of such revised Schedule. Notwithstanding the Buyer's failure to accept a revised Schedule, such a revised Schedule shall be deemed accepted by the Buyer if Closing occurs.

            7.8 NO MATERIAL CHANGE IN BUSINESS OR ASSETS. There shall not have been a material adverse change in Business or Assets nor shall there have been an uncured or continuing default by the Seller under any Contract, including any reductions in the two hundred fifty-three (253) Consultants on January 1, 1999 to less than two hundred twenty-nine (229) Consultants on each of the Measurement Date and the Closing Date with an average rate of $ 54.60 per hour and average gross margin of thirty-three percent (33%).

            7.9 PRELIMINARY CLOSING BALANCE SHEET NO MATERIAL CHANGE IN CERTAIN ASSETS. The Preliminary Closing Balance Sheet to be delivered by the Seller under Section 1.4.1.4 shall reflect a Closing Book Value of at least Two Million Three Hundred Thousand Dollars ($2,300,000).


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                                   ARTICLE 8

                      ITEMS TO BE DELIVERED AT THE CLOSING

            8.1 DELIVERIES BY THE SELLER. At the Closing, the Seller and the Owners shall deliver to the Buyer, duly executed by the Seller, the Owners or such other signatory as may be required by the nature of the document:

                  8.1.1 BILLS OF SALE. Bills of sale, certificates of title, endorsements, assignments and other good and sufficient instruments of sale, conveyance, transfer and assignment, in form and substance satisfactory to the Buyer, sufficient to sell, convey, transfer and assign to the Buyer all right, title and interest of the Seller in and to the Assets and to quiet the Buyer's title thereto.

                  8.1.2 BOARD RESOLUTIONS. Certified copies of resolutions, duly adopted by the Board of Directors of the Seller, and if required by applicable law, the shareholders of the Seller, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby;

                  8.1.3 OFFICER'S CERTIFICATE. The certificate referred to in
Section 7.1.3;

                  8.1.4 OPINIONS. The opinions of counsel referred to in Section 7.5;

                  8.1.5 NONCOMPETITION AGREEMENTS. The Noncompetition, Nonsolicitation and Confidentiality Agreements between the Owners and the Buyer in the form of EXHIBITS D-1 AND D-2 attached (the "Noncompetition Agreements");

                  8.1.6 MANAGEMENT AGREEMENTS. Employment Agreements with Larry and Jack in the form of EXHIBITS E-1 AND E-2 attached (the "Management Agreements");

                  8.1.7 ASSUMED LIABILITIES SCHEDULE. A schedule of the Assumed Liabilities as of January 31, 1999, which remain unpaid as of the Closing but only to the extent of any reserve or accrual on the Closing Date Balance Sheet;

                  8.1.8 ACCOUNTS RECEIVABLE. SCHEDULE 8.1.8 attached identifies each Receivable of the Seller as of the last billing date of the Seller prior to the Closing Date, which Schedule is true, correct and represents money due from customers of the Business arising from the ordinary course of business occurring before the Effective Date. Within ten (10) days after the Closing Date, Schedules identifying each Receivable of the Seller as of the Closing Date, certified by the Seller as being true, correct and representing monies due from customers of the Business arising from the ordinary course of business occurring before the Closing Date shall be delivered to the Buyer;


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                  8.1.9 AMENDMENTS TO RELATED PARTY REAL PROPERTY LEASES. The
Real Property Lease with Solution Properties as Landlord for the premises at 701 Bosler Avenue, Lemoyne, Pennsylvania shall be amended in a form and on terms reasonably acceptable to Buyer to provide that the current term of the Lease shall terminate on December 31, 2004 and that the Buyer or its successors or assigns as tenant may terminate the Lease at any time effective on or after February 29, 2000 on at least one hundred twenty (120) days prior written notice to Landlord. The Real Property Lease with Solution Properties as Landlord for the premises at 702 Lisburn Road, Camp Hill, Pennsylvania shall be amended in a form and on terms reasonably acceptable to Buyer to provide for the current term of the Lease to terminate on December 31, 2004 and that Buyer or its successor or assigns as tenant may reduce the leased premises to not less than 5,000 square rentable feet, in the aggregate, with a prorata reduction in the rent, with such reduction effective on or after February 29, 2000, at any time on at least one hundred twenty (120) days written notice to Landlord.

            8.2 DELIVERIES BY THE BUYER. At the Closing, the Buyer shall deliver to the Seller, duly executed by the Buyer, Metro or such other signatory as may be required by the nature of the document:

                  8.2.1 PURCHASE PRICE. The Purchase Price, which shall be paid in the manner specified in Section 1.4;

                  8.2.2 ASSUMPTION AGREEMENTS. An instrument or instruments of assumption of the Work Agreements, the Contracts and Real Property Leases to be assumed by the Buyer pursuant to this Agreement, in form and substance satisfactory to the Seller;

                  8.2.3 RESOLUTIONS. Certified copies of resolutions, duly adopted by the Boards of Directors of the Buyer and Metro, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer and Metro;

                  8.2.4 OFFICERS' CERTIFICATE. The certificates referred to in
Section 6.1.3;

                  8.2.5 OPINIONS. The opinions of counsel referred to in Section 6.4;

                  8.2.6 NONCOMPETITION AGREEMENTS. The Noncompetition
Agreements;

                  8.2.7 MANAGEMENT AGREEMENTS. The Management Agreements; and

                  8.2.8 STOCK OPTION PLAN. The grant of stock options for 50,000 shares of Metro common stock to be allocated among the Management Group as set forth on SCHEDULE 8.2.8 attached pursuant to Metro's 1997 Incentive Stock Option Plan ("Metro Plan") previously delivered to the Seller. The Metro Plan provides a five-year vesting schedule (20% per year). The Buyer and the Seller agree that the option price of the options granted pursuant to this Section shall be based upon the market value of Metro's stock at the end of the day on the Closing Date.


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                                   ARTICLE 9

                      SURVIVAL; INDEMNIFICATION; EMPLOYEES

            9.1 SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement, or in any Exhibit, Schedule, certificate, agreement or statement delivered pursuant hereto, shall survive the Closing, any investigation conducted by any party hereto and any information which any party may receive, until eighteen (18) months after the Closing Date whereupon all such representations, warranties, covenants and agreements shall expire and terminate and shall be of no further force or effect; provided, however, any Deficiency with respect to a Tax matter may be asserted at any time on or before the expiration of the limitations period under applicable law and if a Deficiency (as defined in Section 9.3) is asserted by either party, before the expiration of the survival or limitations period, such asserted Deficiency shall survive until the existence of such Deficiency has been finally established and the Deficiency is resolved as provided below.

            9.2 BASIC PROVISION.

                  9.2.1 BUYER INDEMNITEES. The Seller and the Owners (each an "Indemnifying Party") hereby, jointly and severally, agree to indemnify and hold harmless the Buyer, its shareholders, directors, officers, agents and employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Buyer, and its respective successors and assigns (collectively, the "Buyer Indemnitees") from, against and in respect of, and to reimburse the Buyer Indemnitees for the amount of any and all Deficiencies (as defined in Section 9.3.1) and the costs reasonably incurred by the Buyer to make Seller's Information Technology Year 2000 compliant in the reasonable opinion of the Buyer; provided, however, in the event any of Seller's Information Technology is converted to any of the Buyer's systems, or any other system at the request of the Buyer, no liability for indemnification by the Seller shall arise hereunder with respect to such converted system.

                  9.2.2 SELLER INDEMNITEES. The Buyer and Metro, jointly and severally (each an "Indemnifying Party"), hereby agrees to indemnify and hold harmless the Seller and its shareholders, directors, officers, agents, employees and all persons which directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Seller, and its successors and assigns (collectively, the "Seller Indemnitees") from, against and in respect of, and to reimburse the Seller Indemnitees for the amount of any and all Deficiencies (as defined in Section 9.3.2).

            9.3 DEFINITION OF "DEFICIENCIES".

                  9.3.1 DEFICIENCIES FOR THE BUYER. As used in this Article 9, the term "Deficiencies" when asserted by the Buyer Indemnitees or arising out of a third party claim against


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the Buyer Indemnitees shall mean any and all losses, fines, damages, liabilities and claims sustained by the Buyer Indemnitees and arising out of, based on or resulting from:

                           9.3.1.1 Any misrepresentation, breach of warranty or
any non-fulfillment of any representation, warranty, covenant, obligation or agreement on the part of the Seller or the Owners contained in or made in this Agreement or in an Exhibit, Schedule, certificate, agreement or statement delivered pursuant to this Agreement;

                           9.3.1.2 Any failure by the Seller to pay or discharge
any Excluded Liability or any other liability of the Seller and the Seller Indemnitees, direct or contingent, that is not expressly assumed by the Buyer pursuant to the provisions of this Agreement;

                           9.3.1.3 Any litigation, proceeding or claim by any
third party to the extent relating to the business or operations of the Seller or the Business before the Closing Date, other than with respect to the Assumed Liabilities;

                           9.3.1.4 Any severance pay or other payment required
to be paid by the Seller with respect to any employee or Consultant of the Seller terminated by the Seller on or before the Closing Date, which is not part of the Assumed Liabilities; and

                           9.3.1.5 Any and all acts, suits, proceedings,
demands, assessments and judgments and all reasonable fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses (as defined below)).

                  9.3.2 DEFICIENCIES FOR THE SELLER. As used in this Article 9, the term "Deficiencies" when asserted by the Seller Indemnitees or arising out of a third party claim against the Seller Indemnitees shall mean any and all losses, damages, liabilities and claims sustained by the Seller Indemnitees and arising out of, based on or resulting from:

                           9.3.2.1 Any misrepresentation, breach of warranty or
any non-fulfillment of any representation, warranty, covenant, obligation or agreement on the part of the Buyer or Metro contained in or made in this Agreement or in an Exhibit, Schedule, certificate, statement or agreement delivered pursuant to this Agreement;

                           9.3.2.2 Any failure by the Buyer to pay or discharge
any Assumed Liability or any other liability arising after Closing that is expressly assumed by the Buyer pursuant to the provisions of this Agreement;

                           9.3.2.3 Any litigation, proceeding or claim by any
third party to the extent relating to the business or operations of the Buyer or the Business after the Closing Date; and

                           9.3.2.4 Any and all acts, suits, proceedings,
demands, assessments and judgments and all fees, costs and expenses of any kind, related or incident to any of the foregoing (including, without limitation, any and all Legal Expenses (as defined below)).


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            9.4 PROCEDURES FOR ESTABLISHMENT OF DEFICIENCIES.

                  9.4.1 CLAIM ASSERTED. In the event that any claim shall be asserted by any third party against the Buyer Indemnitees or the Seller Indemnitees (the Buyer Indemnitees or the Seller Indemnitees, as the case may be, hereinafter, the "Indemnitees"), which, if sustained, would result in a Deficiency, then the Indemnitees, promptly and in all events within fifteen (15) days after learning of such claim, shall notify the Indemnifying Party of such claim and Indemnitees shall permit the Indemnifying Party to defend against such claim, at the Indemnifying Party's sole expense and through legal counsel reasonably acceptable to the Indemnitees, provided that the Indemnifying Party proceeds in good faith, expeditiously and diligently. The Indemnitees shall, at their option and expense, have the right to participate in any defense undertaken by the Indemnifying Party with legal counsel of their own selection and at their expense. The parties will cooperate fully in any such action and shall make available to each other any books or records useful for the defense of such claim. No settlement or compromise of any claim which may result in a Deficiency may be made by the Indemnifying Party without the prior written consent of the Indemnitees unless: (a) before such settlement or compromise, the Indemnifying Party acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (b) the Indemnitees are furnished with security reasonably satisfactory to the Indemnitees that the Indemnifying Party will in fact pay such amount and expenses or the Indemnifying Party obtains a release of the Indemnitees from all liability in respect of such claim.

                  9.4.2 NOTICE. In the event that the Indemnitees assert the existence of any Deficiency against the Indemnifying Party, such Indemnitee shall give written notice to the Indemnifying Party of the nature and amount of the Deficiency asserted. If the Indemnifying Party within a period of thirty
(30) days after the giving of the Indemnitees' notice, shall not give written notice to the Indemnitees announcing its intent to contest such assertion of the Indemnitees (such notice by the Indemnifying Party being hereinafter referred to as the "Contest Notice"), such assertion of the Indemnitees shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to the Indemnitees within such 30-day period, then the contested assertion of a Deficiency shall be judicially resolved.

                  9.4.3 AGREEMENT. The Indemnitees and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a Deficiency, and, on the execution of such agreement such Deficiency shall be deemed established.

            9.5 PAYMENT OF DEFICIENCIES. The Indemnifying Party hereby agrees to pay the amount of established Deficiencies within thirty (30) days after the establishment thereof. The amount of established Deficiencies shall be paid in cash. Any amounts not paid by the Indemnifying Party when due under this Section shall bear interest from and after the due date thereof until the date paid at a rate equal to the lesser of: (a) twelve percent (12%) per annum and (b) the highest legal rate permitted by applicable law. At the option of the Indemnitees, the Indemnitees may offset any Deficiency or any portion thereof that has not been paid by the Indemnifying Party to the Indemnitees against any obligation the Indemnitees, or any other Party to


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the Indemnitees against any obligation the Indemnitees, or any of them, may have to the Indemnifying Party arising out of a Deficiency established pursuant to
Section 9.4 hereof.

            9.6 LIMITATION ON DEFICIENCIES. Notwithstanding any other provision of this Agreement, an Indemnifying Party shall not be required to pay any established Deficiency resulting from the breach of any warranty or representation until the aggregate of all established Deficiencies owed by that Indemnifying Party exceeds One Hundred Thousand Dollars ($100,000) and then the Indemnifying Party shall be required to pay established Deficiencies in excess of One Hundred Thousand Dollars ($100,000) up to a limit of liability for Seller Indemnities' or Buyer Indemnities' aggregate liability for Deficiencies resulting from the breach of any warranties and representations of Two Million Seven Hundred Seventy Thousand Dollars ($2,770,000) ("Deficiency Cap"), except that the $100,000 basket and the Deficiency Cap shall not apply to a claim for any breach of the Seller's and the Owners' representations and warranties under Sections 2.1, 2.5 and 2.9 and the $100,000 basket shall not apply to any claims for the costs incurred by the Buyer to make the Seller's Information Technology Year 2000 compliant.

            9.7 LEGAL EXPENSES. As used in this Article 9, the terms "Legal Expenses" shall mean any and all fees (whether of attorneys, accountants or other professionals), costs and expenses of any kind reasonably incurred by any person identified herein and its counsel in investigating, preparing for, defending against, or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

                                   ARTICLE 10

                                  MISCELLANEOUS

            10.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time on or before the Closing Date: (a) by the mutual consent of the Seller and the Buyer; (b) by the Buyer as provided in Section 10.8; (c) by the Buyer if, on or before the Final Closing Date, the Seller has not fulfilled the conditions set forth in Section 7.4; (d) by either party hereto if the Closing has not taken place by March 31, 1999 (the "Final Closing Date"); (e) by the Buyer on or after March 31, 1999 if the Seller has not satisfied the conditions set forth in Article 7 and the Buyer has satisfied or is prepared and able (but for Seller's defaults) to satisfy the conditions of Article 6; or (f) by the Seller on or after March 31, 1999 if the Buyer has not satisfied the conditions set forth in Article 6 and the Seller has satisfied or is prepared and able (but for Buyer's defaults) to satisfy the conditions of Article 7. A termination pursuant to this Section 10.1 shall not relieve any party of any liability it would otherwise have for a willful breach of this Agreement. In the event this Agreement is terminated rightfully pursuant to this Section 10.1, all further obligations of the parties hereunder shall terminate, except that all obligations for confidentiality under Section 4.4 shall survive such termination for a period of three years.

            10.2 LIABILITIES ON TERMINATION OR BREACH. The parties acknowledge that the Business is of a special, unique and extraordinary character. In the event of a material breach by the


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Seller and the Owners of their representations, warranties, covenants and agreements under this Agreement, the Buyer shall be entitled to an injunction restraining any such breach or threatened breach or to enforcement of this Agreement by a decree or decrees of specific performance requiring the Seller and the Owners to fulfill their obligations under this Agreement. In the event of a material breach by the Buyer of its representations, warranties, covenants and agreements under this Agreement, the Seller shall be entitled to an injunction restraining any such breach or threatened breach or to endorsement of this Agreement by a decree or decrees of specific performance requiring the Buyer to fulfill its obligation under this Agreement.

            10.3 EXPENSES. Each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement including, without limitation, accounting and legal fees incurred in connection herewith; provided, however, the Seller shall be responsible for one hundred percent (100%) of any sales or transfer taxes arising from the transfer of the Assets to the Buyer.

            10.4 REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

            10.5 PRESERVATION OF RECORDS. The Buyer will preserve and make available (including the right to inspect and copy) to the Seller and the Owners, their attorneys and accountants, for three (3) years after the Closing Date and during normal business hours, such of the books, records, files, correspondence, memoranda and other documents transferred pursuant to this Agreement as the Seller or the Owners may reasonably require in connection with any legitimate purpose, including, but not limited to, the preparation of tax reports and returns and the preparation of financial statements. During the three-year period, the Buyer will not dispose of or destroy any such books, records, files, correspondence, memoranda or other documents without giving thirty (30) days' prior written notice to the Seller and the Owners, to permit the Seller and the Owners, at their expense, to examine, duplicate or take possession of all or part thereof.

            10.6 NON-ASSIGNABLE CONTRACTS. Nothing contained in this Agreement shall be construed as an assignment or an attempted assignment of any Contract which is by law non-assignable without the consent of the other party or parties thereto, unless such consent shall be given. The Seller and the Owners shall use their best efforts (and the Buyer shall assist the Seller and the Owners) both after and prior to the Closing to obtain such consents to the assignment or transfer of Contracts to vest in the Buyer all of the Seller's right, title and interest in such Contracts, in all cases in which such consent is required for assignment or transfer. If such consent is not obtained, the Seller and the Owners shall cooperate with the Buyer in any arrangements necessary or desirable, on commercially reasonable terms, to provide for the Buyer and benefits and to have the Buyer assume the burdens arising after the closing thereunder, including, without limitation, enforcement for the benefit of the Buyer, and assumption by the Buyer of the costs of enforcing, any and all rights of the Seller thereunder against the other party thereto arising out of the cancellation thereof by such other party or otherwise.


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            10.7 FURTHER ASSURANCES. From time to time before, on and after the
Closing Date, each party hereto will execute all such instruments and take all such actions as any other party, being advised by counsel, shall reasonably request, without payment of further consideration, in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

            10.8 RISK OF LOSS. The risk of loss, damage or destruction to any of the Assets from fire or other casualty or cause shall be borne by the Seller at all times prior to the Closing. In the event of any such loss, damage or destruction, the proceeds of any claim for any loss, payable under any insurance policy with respect thereto, shall be used to repair, replace or restore any such property to its former condition, subject to the conditions stated below. It is expressly understood and agreed that, in the event of any loss or damage to any of the Assets from fire, casualty or other causes before the Closing, the Seller shall notify the Buyer of same in writing immediately. Such notice shall specify with particularity the loss or damage incurred, the cause thereof (if known or reasonably ascertainable) and the insurance coverage. In the event that the damaged property is not completely repaired, replaced or restored on or before the Closing Date, the Buyer at its sole option: (a) may elect to postpone Closing until such time as the property has been completely repaired, replaced or restored to the reasonable satisfaction of the Buyer if the repair, replacement or restoration can be accomplished within one (1) month following the date of the loss or damage or the Final Closing Date, whichever is the earlier and (b) may elect to consummate the Closing and accept the property in its then condition, in which event the Seller shall pay to the Buyer all proceeds of insurance and assign to the Buyer the right to any unpaid proceeds; or (c) terminate this Agreement without liability to any party.

            10.9 EMPLOYEES. Except as provided otherwise in this Section 10.9, the Seller shall terminate all of its employees on the Closing Date and pay all termination and severance costs in connection with such termination, except as provided in Section 1.3.2.4 or to the extent any such cost is reflected as a liability on the Closing Date Balance Sheet and constitutes an Assumed Liability. The Seller shall assign and the Buyer shall assume, the Work Agreements set forth on SCHEDULE 2.18.1 and the Buyer shall offer employment to the other employees of the Seller that are listed on SCHEDULE 2.18.1 (collectively, the "Assumed Employees"). The Seller acknowledges and agrees that the foregoing representation by the Buyer does not require the Buyer to continue to employ any such Assumed Employee for any specific periods of time after the Closing Date other than as specifically provided otherwise in the Management Agreements with respect to Larry and Jack. The Buyer agrees to give the Seller's employees employed by the Buyer credit for past continuous service with the Seller as an employee for purposes of participation and vesting in the Buyer's employee benefits and retirement plans. The Buyer will give the Seller's employees who are employed by the Buyer credit for accrued vacation and sick leave to the extent such costs are reserved as a liability in the Closing Date Balance Sheet or treated by the parties as a reduction to


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the Closing Book Value under Clause 1.4.1.3(d). The Buyer shall furnish 1999
W-2s to the Seller's employees who are employed by the Buyer for the combined 1999 earnings from the Seller (paid before the Closing Date) and the Buyer, provided that the Seller shall provide the Buyer with accurate payroll and withholding records. Further, the Seller shall withhold all amounts required by law from its employees and pay all required payroll taxes (FICA, FUTA, Medicare, income tax and the like) for the compensation it pays such employees during 1999 and file all returns due for any period before the Closing Date with respect to employee income tax withholding, social security, Medicare, unemployment taxes and other similar taxes and charges, in compliance with the tax withholding provisions of the Code and other applicable federal, state and local laws.

                                   ARTICLE 11

                               GENERAL PROVISIONS

            11.1 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns. Neither the Seller nor the Owners may assign any of their rights or delegate any of their duties hereunder without the prior written consent of the Buyer. The Buyer may freely assign some or all of its rights and obligations hereunder to any entity controlled by or under common control with the Buyer, as long as the Buyer and Metro remain fully obligated hereunder.

            11.2 AMENDMENTS; WAIVERS. The terms, covenants, representations, warranties and conditions of this Agreement may be changed, amended, modified, waived, discharged or terminated only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

            11.3 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by telex or facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by telex, graphic scanning or other facsimile communications equipment, delivered by such equipment, addressed as set forth below:


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Metro Information Services, Inc./Asset Purchase Agreement                Page 43

            (a) If to the Seller or the Owners, then to:

                  Messrs. Larry A. Putt and John F. Jurasits, Jr.
                  702 Lisburn Road
                  Camp Hill, PA 17011

                with a copy, given in the manner prescribed above, to:

                  Duane, Morris & Heckscher, LLP
                  Fifth Floor
                  305 North Front Street
                  PO Box 1003
                  Harrisburg, PA  17108-1003
                  Telecopy Number: (717) 232-4015

                  Attn: Scott C. Penwell, Esquire

            (b) If to the Buyer then to:

                  Metro Information Services of Pennsylvania, Inc. Reflections II, Third Floor
                  Golden Oak Court
                  Virginia Beach, Virginia  23452
                  Telecopy Number: (757) 306-0251

                  Attn: Robert J. Eveleigh, Vice President

                with a copy, given in the manner prescribed above, to:

                  Clark & Stant, P.C.
                  Suite 900
                  One Columbus Center
                  Virginia Beach, Virginia  23462
                  Telecopy Number: (757) 473-0395

                  Attn: Thomas R. Frantz, Esquire

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.


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

            11.4 CAPTIONS. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

            11.5 GOVERNING LAW. THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

            11.6 ENTIRE AGREEMENT. This Agreement and the Schedules hereto and thereto and the other documents delivered hereunder constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, relating to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

            11.7 EXECUTION: COUNTERPARTS AND FACSIMILE. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

            11.8 GENDER AND NUMBER. Where appropriate to the context, pronouns of other terms expressed in one number or gender will be deemed to include all other numbers or genders. The word "person" will include one or more individuals, corporations, firms, partnerships, entities or associations. The use of a word in one tense will include the other tenses, where appropriate to the context.

            11.9 THIRD-PARTY BENEFICIARIES. This Agreement is intended to benefit only the parties to this Agreement, their successors and permitted assigns. No other person, entity, enterprise or association is an intended or incidental beneficiary of this Agreement.

            11.10 SELLER'S NAME. Immediately after the Closing, the Seller shall adopt and file with the Pennsylvania Secretary of State an Amendment to its Articles of Incorporation changing its name and Solution Properties shall change its name to other names approved by the Buyer, which approval will not be unreasonably withheld.


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

            IN WITNESS WHEREOF, the parties have caused this Asset Purchase Agreement to be duly executed by their duly authorized signatories, all as of the day and year first above written.


                           SELLER:

                                       SOLUTION TECHNOLOGIES, INC.
                                       A Pennsylvania corporation


                                       By:       /s/ Larry A. Putt
                                                 -------------------------------
                                                      Its:  President


                           OWNER:


                                       /s/ Larry A. Putt
                                       -----------------------------------------
                                       LARRY A. PUTT


                                       /s/ John F. Jurasits, Jr.
                                       -----------------------------------------
                                       JOHN F. JURASITS, JR.


                                       NOTARFRANCESCO TRUST


                                       /s/ Larry A. Putt
                                       -----------------------------------------
                                       By: James L. Putt, Co-trustee


                                       /s/ Larry A. Putt
                                       -----------------------------------------
                                       By: Evelyn Jean Putt, Co-trustee


                                       PUTT TRUST


                                       /s/ Larry A. Putt
                                       -----------------------------------------
                                       By: James L. Putt, Co-trustee


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

                                       /s/ Larry A. Putt
                                       -----------------------------------------
                                       By: Evelyn Jean Putt, Co-trustee


                                       C. JURASITS TRUST


                                       /s/ Larry A. Putt
                                       -----------------------------------------
                                       By: John F. Jurasits, Trustee


                                       D. JURASITS TRUST


                                       /s/ Larry A. Putt
                                       -----------------------------------------
                                       By: John F. Jurasits, Trustee


                           BUYER:
                                       METRO INFORMATION SERVICES
                                       OF PENNSYLVANIA, INC.



                                       By:       /s/ R. J. Eveleigh
                                                 -------------------------------
                                                      Its:  President
                                                            --------------------


                           METRO:
                                       METRO INFORMATION SERVICES, INC.


                                       By:       /s/ John H. Fain
                                                 -------------------------------
                                                      Its:  President
                                                            --------------------


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

                         LIST OF SCHEDULES AND EXHIBITS
                           TO ASSET PURCHASE AGREEMENT
                               DATED AS OF 3/1/99
                                  BY AND AMONG
                           SOLUTION TECHNOLOGIES, INC.
                                 (THE "SELLER")
                                       AND
           LARRY A. PUTT, JOHN F. JURASITS, THE NOTARFRANCESCO TRUST,
         THE PUTT TRUST, THE C. JURASITS TRUST AND THE D. JURASITS TRUST
                                 (THE "OWNERS")
                                       AND
                METRO INFORMATION SERVICES OF PENNSYLVANIA, INC.
                                  (THE "BUYER")
                                       AND
                        METRO INFORMATION SERVICES, INC.

Schedule 1.1.1 Tangible Personal Property

Schedule 1.1.2 Leased Real Property

Schedule 1.1.3-1 Client Contracts

Schedule 1.1.3-2 Vendor Contracts

Schedule 1.1.3-3 Other Contracts

Schedule 1.1.5 Intangible Property

Schedule 1.1.10 Proposals

Schedule 1.2.4 Employee Personal Property

Schedule 1.2.6 Related Party Receivables

Schedule 1.3.1 Security Interests

Schedule 1.4.3 Allocation of Purchase Price

Schedule 1.4.4.2.1 Gross Profit Computation

Schedule 2.1 Articles of Incorporation and Bylaws of Seller

Schedule 2.6 Breach

Schedule 2.7.1 Financial Statements

Schedule 2.7.2 Accounts Receivable

Schedule 2.8 Liabilities

Schedule 2.9 Taxes

Schedule 2.10 Licenses

Schedule 2.11 Business Operations

Schedule 2.13.3 Good Title

Schedule 2.15 Environmental Matters

Schedule 2.17 Insurance

Schedule 2.18.1 Work Agreements

Schedule 2.18.2 Employee Manuals

Schedule 2.18.4 Employee Plans

Schedule 2.18.8 Independent Contractors

Schedule 2.19 Litigation

Schedule 2.20 Intangible Property

Schedule 2.23 Conflicting Interests

Schedule 2.24 No Material Adverse Change

Schedule 2.25 Year 2000 Compliance

Schedule 8.1.8 Accounts Receivable

Schedule 8.2.8 Allocation of Stock Options

Exhibit A Escrow Agreement

Exhibit B Note

Exhibit C Letter from Mr. Fain

Exhibit D-1 Noncompetition Agreement

Exhibit D-2 Noncompetition Agreement

Exhibit E-1 Management Agreement

Exhibit E-2 Management Agreement